Exhibit 3

CAMECO CORPORATION

(Issuer)

and

CIBC MELLON TRUST COMPANY

(Trustee)

INDENTURE

dated as of September 25, 2003

5% CONVERTIBLE SUBORDINATED SECURITIES

DUE OCTOBER 1, 2013

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS AND INCORPORATION BY REFERENCE

1.1	Definitions.	2
1.2	Other Definitions.	8
1.3	Rules of Construction.	9

	ARTICLE 2
	THE SECURITIES
2.1	Form.	9
2.2	Execution and Authentication.	10
2.3	Registrar, Paying Agent and Conversion Agent.	10
2.4	Interest.	11
2.5	Interest Election Notice.	12
2.6	Payment Agent to Hold Cash in Trust.	15
2.7	Election to Make Payment in Common Shares.	15
2.8	Payment by Issuance of Common Shares.	16
2.9	Delivery of Common Shares.	17
2.10	Securityholder Lists.	18
2.11	Issue of Global Securities.	18
2.12	U.S. Legend on the Restricted Securities.	21
2.13	Transfer and Exchange.	22
2.14	Replacement Securities.	22
2.15	Outstanding Securities; Determinations of Holders’ Action.	23
2.16	Temporary Securities.	24
2.17	Cancellation.	25
2.18	Persons Deemed Owners.	25

	ARTICLE 3
	REDEMPTION

3.1	Right to Redeem; Notices to Trustee.	25
3.2	Redemption for Changes in Canadian Tax Law.	25
3.3	Selection of Securities to be Redeemed.	26
3.4	Notice of Redemption.	26
3.5	Effect of Notice of Redemption.	27
3.6	Deposit of Redemption Price.	27
3.7	Securities Redeemed in Part.	27
3.8	Purchase of Securities by the Company	28

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	ARTICLE 4
	COVENANTS

4.1	Payment of Securities.	28
4.2	Payment of Additional Amounts.	29
4.3	Evidence of Compliance.	30
4.4	Further Instruments and Acts.	30

	ARTICLE 5
	SUBORDINATION OF THE SECURITIES

5.1	Applicability of Article.	30
5.2	Order of Payment.	31
5.3	No Payment if Senior Indebtedness in Default.	32
5.4	Subrogation.	32
5.5	Obligation to Pay Not Impaired.	33
5.6	Payment on Securities Permitted.	33
5.7	Confirmation of Subordination.	33
5.8	Knowledge of Trustee.	34
5.9	Trustee May Hold Senior Indebtedness.	34
5.10	Rights of Holders of Senior Indebtedness Not Impaired.	34
5.11	Additional Indebtedness.	34
5.12	Right of Securityholder to Convert Not Impaired.	34
5.13	Article Applicable to Paying Agents.	35

	ARTICLE 6
	CONSOLIDATION, AMALGAMATION, MERGER AND SALE

6.1	Consolidation, Amalgamation, Merger or Sale of Assets Permitted.	35
6.2	Succession by Successor Corporation.	35
6.3	Evidence to Be Furnished to Trustee.	36

	ARTICLE 7
	DEFAULTS AND REMEDIES

7.1	Events of Default.	36
7.2	Acceleration.	37
7.3	Other Remedies.	38
7.4	Waiver of Past Defaults.	38
7.5	Control by Majority.	39
7.6	Limitation on Suits.	39
7.7	Rights of Holders to Receive Payment.	39
7.8	Collection Suit by Trustee.	40
7.9	Notice of Defaults.	40
7.10	Trustee May File Proofs of Claim.	40
7.11	Priorities.	41
7.12	Undertaking for Costs.	42

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7.13	Waiver of Stay, Extension or Usury Laws.	42

	ARTICLE 8
	CHANGE OF CONTROL

8.1	Change of Control Offer.	42
8.2	Effect of Change of Control Purchase Notice.	45
8.3	Deposit of Change of Control Purchase Price.	46
8.4	Securities Purchased in Part.	47
8.5	Covenant to Comply with Securities Laws Upon Purchase of Securities.	47
8.6	Repayment to the Company.	47

	ARTICLE 9
	TRUSTEE

9.1	Acceptance of Trust.	47
9.2	Standard of Care of Trustee.	47
9.3	Conditions Precedent to Trustee’s Obligations to Act Hereunder.	48
9.4	Delegation; Experts and Advisers.	48
9.5	Protection of the Trustee.	49
9.6	Individual Rights of Trustee.	50
9.7	Trustee’s Disclaimer.	50
9.8	Compensation and Indemnity.	50
9.9	Conflict of Interest.	51
9.10	Replacement of Trustee.	51
9.11	Successor Trustee by Merger.	52
9.12	Eligibility; Disqualification.	53
9.13	Trustee Not to be Appointed Receiver.	53
9.14	Adoption of Certification.	53

	ARTICLE 10
	DISCHARGE OF INDENTURE

10.1	Discharge of Liability on Securities.	53
10.2	Repayment to the Company.	54

	ARTICLE 11
	AMENDMENTS

11.1	Without Consent of Holders.	54
11.2	With Consent of Holders.	55
11.3	Compliance with Trust Indenture Legislation.	55
11.4	Revocation and Effect of Consents, Waivers and Actions.	55
11.5	Notation on or Exchange of Securities.	55
11.6	Trustee to Sign Supplemental Indentures.	55
11.7	Effect of Supplemental Indentures.	56

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	ARTICLE 12
	CONVERSION

12.1	Conversion Rights.	56
12.2	Conversion Rate.	56
12.3	Conversion Procedure.	56
12.4	Fractional Shares.	57
12.5	Transfer Taxes on Conversion.	58
12.6	Provisions of Common Shares.	58
12.7	Adjustment for Change in Capital Stock.	58
12.8	Adjustment for Rights Issue.	59
12.9	Adjustment for Distributions In Kind.	59
12.10	Adjustment for Cash Distributions.	60
12.11	Adjustment for Issuer Bid.	61
12.12	When Adjustment May be Deferred.	62
12.13	When No Adjustment Required.	62
12.14	Notice of Adjustment.	63
12.15	Notice of Certain Transactions.	63
12.16	Effect of Reclassification, Consolidation, Amalgamation, Merger or Sale.	63
12.17	Deferred Adjustment for Special Distributions.	65
12.18	Overriding Limitation on Conversion Right.	65
12.19	Company Determination Final.	66
12.20	Trustee’s Adjustment Disclaimer.	66
12.21	Simultaneous Adjustments.	66
12.22	Successive Adjustments.	66

	ARTICLE 13
	MEETING OF SECURITYHOLDERS

13.1	Convening of Meetings	67
13.2	Notice	67
13.3	Quorum	67
13.4	Chairman	67
13.5	Procedure When Quorum Not Present	67
13.6	Show of Hands	68
13.7	Poll	68
13.8	Voting	68
13.9	Proxies	68
13.10	Persons Who May Attend	69
13.11	Powers Exercisable By Extraordinary Resolution	69
13.12	Definition of Extraordinary Resolution	71
13.13	Powers Cumulative	71
13.14	Minutes	71
13.15	Instrument In Lieu of Extraordinary Resolution	71
13.16	Evidence of Instruments of Securityholders	71
13.17	Binding Effect of Resolutions	71

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	ARTICLE 14
	MISCELLANEOUS

14.1	Trust Indenture Legislation Controls.	72
14.2	Notices.	72
14.3	Communication by Holders with Other Holders.	74
14.4	Certificate and Opinion as to Conditions Precedent.	75
14.5	Statements Required in Certificate or Opinion.	75
14.6	Severability Clause.	76
14.7	Rules by Trustee, Paying Agent, Conversion Agent and Registrar.	76
14.8	Governing Law.	76
14.9	No Recourse Against Others.	76
14.10	Successors.	76
14.11	Multiple Originals.	77
14.12	Legal Holidays.	77
14.13	Table of Contents, Headings, etc.	77
14.14	Benefits of Indenture.	77
14.15	Documents in English.	77

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THIS TRUST INDENTURE is made as of the 25th day of September, 2003.

BETWEEN:

CAMECO CORPORATION, a corporation incorporated under the laws of Canada and having its registered office at the City of Saskatoon, in the Province of Saskatchewan (hereinafter referred to as the “Company“),

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CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and duly authorized to carry on business as a trustee in each province of Canada (hereinafter referred to as the “Trustee“).

WHEREAS:

A.	The Company is desirous of creating and issuing its 5% convertible subordinated the debentures due October 1, 2013 (each $1,000 principal amount 5% convertible subordinated debenture due October 1, 2013 being a “Security” and, collectively, “Securities”) to be constituted in the manner hereinafter appearing;

B.	The Company is authorized to create and issue the Securities to be issued as herein provided;

C.	All things necessary have been done and performed to make the Securities, when certified by the Trustee and issued as provided in this Indenture, legal, valid and binding obligations of the Company with the benefits and subject to the terms of this Indenture;

D.	These recitals and any statement of fact in this Indenture are and shall be deemed to be made by the Company and not the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSES that the Company and the Trustee agree as follows for the benefit of each other and for the equal and rateable benefit of the Holders of the Securities:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

1.1 Definitions.

     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Associate” means with respect to any specified person, (a) any corporation or organization (other than such person or a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     “Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

     “Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing indebtedness or other relief of a debtor.

     “Beneficial Holder” means any person who holds a beneficial interest in a Global Security as shown on the books of the Depository or a Depository Participant.

     “Board of Directors” means, with respect to any matter, the board of directors of the Company, or any committee of such board duly authorized with respect to such matter to exercise the powers of such board.

     “Board Resolution” means a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     “Business Day” means each day of the year which is not a Saturday or a Sunday and on which banking institutions are not required to close in Saskatoon, Saskatchewan or Toronto, Ontario.

     “Capital Stock” means, for any corporation, any and all shares in (however designated) the capital issued by such corporation.

     “Cash” or “cash” means such coin or currency of Canada as at any time of payment is legal tender for the payment of public and private debts.

     A “Change of Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(a)	there is a report filed with any securities commission or securities regulatory authority in Canada disclosing, or it comes to the attention of the Company, that any offeror (as the term “offeror” is defined in Section 89(1) of the Securities Act (Ontario) for the purposes of Section 101 of the Securities Act (Ontario), or any successor provision to either of the foregoing), other than the Company, a Subsidiary or any employee benefit plan of either the Company or a Subsidiary, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of the Company, that together with such offeror’s securities (as the term “offeror’s securities” is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of the Company) would constitute Voting Shares of the Company representing more than 50 percent of the total voting power attached to all Voting Shares of the Company then outstanding; or

(b)	there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Company pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Company in which the holders of the Voting Shares of the Company immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50 percent of the Voting Shares of the continuing or surviving corporation immediately after such transaction.

     “Change of Control Date” means the date a Change of Control has occurred.

     “Change of Control Purchase Price” means, in respect of a Security, a price equal to the sum of 100 percent of the aggregate Principal Amount of the Securities plus accrued and unpaid Interest thereon to but excluding the Change of Control Purchase Date.

     “Common Shares” means the common shares of the Company as in existence on the date of this Indenture, or any other shares of Capital Stock of the Company into which the Common Shares shall be reclassified or changed.

     “Company” means Cameco Corporation until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by two persons, one of whom holds the office of Chairman of the Board, President, Senior Vice-President, Vice-President or is a Director and the other of whom is a Director or holds the office of Chairman of the Board, President, Senior Vice-President,

Vice-President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, and delivered to the Trustee.

     “Current Market Price” means the volume weighted average trading price per Common Share on the Exchange for 20 consecutive Trading Days ending on the fifth Trading Day preceding the date of determination. The volume weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold on the Exchange during the said 20 consecutive Trading Days by the total number of Common Shares so sold; provided that if an event occurs on or after the 25th Trading Day but before the 5th Trading Day prior to Maturity or the Redemption Date as the case may be, that would cause the Conversion Rate to be adjusted, the Board of Directors shall, in good faith, make an appropriate adjustment to the volume weighted average trading price per Common Share as otherwise determined hereunder applying the principles of Article 12, which adjustment shall be conclusive, binding and described in a Board Resolution.

     “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

     “Default Interest” means, with respect to any Security, the interest payable on overdue amounts as provided in Section 2.4 of this Indenture.

     “Depository” means with respect to the Securities issuable or issued in the form of one or more Global Securities, the person designated as Depository by the Company pursuant to Section 2.11 until a successor Depository shall have become designated such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a Depository hereunder, and if at any time there is more than one person, “Depository” as used with respect to the Securities shall mean each Depository with respect to the Global Securities.

     “Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book-entry for a Global Security deposited with the Depository.

     “Exchange” means, if the Common Shares are listed on the TSX, the TSX or, if the Common Shares are not listed on the TSX, on such other exchange on which the Common Shares are listed and principally traded or if the Common Shares are not listed on any stock exchange, on the over-the-counter market.

     “Global Security” means a Security that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.11 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book entry only registration system.

     “Government Obligations” means interest bearing or discount debt obligations having a term of not more than 90 days issued or guaranteed by the Government of Canada or a Province of Canada.

     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s principal register.

     “Indenture” means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     “Interest” means, with respect to any Security, the accruing interest and Default Interest on the Principal Amount of the Security which is payable as provided in Section 2.4.

     “Issue Date” means, with respect to any Security, the date on which such Security was originally issued as set forth on the face of such Security.

     “Maturity” means October 1, 2013.

     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice-President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     “Officers’ Certificate” means a written certificate containing the information specified in Section 14.4 signed by the President and Chief Executive Officer or the Senior Vice-President, Finance and Administration and Chief Financial Officer signing alone, or by any Senior Vice-President or Vice-President of the Company signing together with any other Officer of the Company, and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion may rely on certificates of Officers of the Company as to certain matters of fact. The counsel may be an employee of, or counsel to, the Company.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     “Principal Amount” means, with respect to any Security, $1,000.

     “Principal Office of the Trustee” means the principal office of the Trustee in Winnipeg, Manitoba at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is that indicated in Section 14.2.

     “Redemption Date” or “redemption date” means the date specified for redemption of the Securities in compliance with the terms of the Securities and this Indenture.

     “Redemption Price” means, in respect of a Security, the Principal Amount thereof, plus accrued but unpaid Interest thereon to but excluding the Redemption Date.

     “Restricted Security” means, with respect to a Security initially offered and sold to “qualified institutional buyers” (as defined in Rule 144A) in reliance on Rule 144A and any Securities issued upon registration of transfer of, or in exchange for, or in lieu of: (i) such initially issued Security and any Common Shares issuable on the conversion of such initially issued Security and any Common Shares issued upon registration of transfer of, or in exchange for, or in lieu of, such Common Shares initially issued on the conversion of such initially issued Security (each a “Subsequent Security”); and (ii) such Security or Subsequent Security prior to the transfer of such Security or Subsequent Security pursuant to a registration statement which has become effective under the 1933 Act, and during the period beginning on September 25, 2003 and ending on the later of the date two years after the last date Securities of this issue were issued and the date two years after the last date on which the Company or any Affiliate of the Company was the owner of the Security or Subsequent Security.

     “Rule 144A” means Rule 144A under the 1933 Act.

     “SEC” means the United States Securities and Exchange Commission.

     “Security” and “Securities” have the meanings set forth in the first recital of this Indenture.

     “Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s principal register.

     “Senior Indebtedness” means with respect to the Company (in each case whether outstanding at the date of this Indenture or thereafter incurred):

(a)	the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (i) indebtedness of the Company for money borrowed and (ii) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party (including, for greater certainty, indentures pursuant to which subordinated debentures have been or may be issued);

(b)	all capital lease obligations of the Company;

(c)	all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)	all obligations of the Company for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(e)	all obligations of the type referred to in clauses (i) through (iv) above of other persons of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(f)	all obligations of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company),

except for (i) the Securities, (ii) the Company’s US$125,000,000 of 8.75% preferred securities due September 30, 2047, which shall rank pari passu with the Securities, (iii) any other indebtedness that contains express terms, or is issued under a deed, indenture or other instrument which contains express terms, providing that it is subordinate to or ranks pari passu with the Securities, and (iv) any indebtedness between the Company and its Affiliates.

     “Share Delivery Date” means the date no more than 90 days and not less than one Business Day prior to an Interest Payment Date upon which Common Shares are delivered by the Company for purchase pursuant to an Interest Election Notice.

     “Share Election Amount” means an amount equal to the amount of Interest payable pursuant to the Interest Payment Election on such date, less any amount attributable to any fractional Common Shares.

     “Subsidiary” means any corporation of which the Company at the time owns or controls, directly or indirectly, Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     “Trading Day” or “trading day” means any day that the Exchange is open for business.

     “Trust Indenture Legislation” means, at any time, (a) the provisions of the Canada Business Corporations Act R.S.C. 1985, c. C44 and the regulations thereunder as amended or re-enacted from time to time, and (b) the provisions of any other applicable statute of Canada or any province thereof.

     “Trust Officer” means any officer of the Trustee assigned by such Trustee to administer its corporate trust matters.

     “TSX” means the Toronto Stock Exchange, or any successor thereof.

     “Voting Shares” means, for any corporation, any Capital Stock having voting power under ordinary circumstances to vote in the election of directors of such corporation.

     “Written Direction of the Company” means an instrument in writing signed by the Company.

     “1933 Act” means the United States Securities Act of 1933, as amended.

     “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

1.2 Other Definitions.

Term	Defined in Section
“Act”.	14.3	(c)
“Additional Amounts”.	4.2
“Cash-Out Transaction”.	12.18
“Change of Control Offer”.	8.1	(a)
“Change of Control Purchase Date”.	8.1	(a)
“Change of Control Purchase Notice”	8.1	(e)
“Constituent Person”.	12.16
“Conversion Agent”.	2.3
“Conversion Date”.	12.3
“Conversion Rate”.	12.2
“Distributed Property”.	12.9
“Event of Default”.	7.1
“Excess Distribution Amount”.	12.10
“Excluded Holder”.	4.2
“Expiration Time”.	12.11
“Interest Election Notice”.	2.5	(a)
“Interest Payment Election”.	2.5	(a)
“Interest Payment Date”.	2.5	(a)4
“Maturity Amount”.	2.7	(a)
“Options or Rights”.	12.8
“Non-Electing Share”.	12.16
“Notice of Default”.	7.1
“Paying Agent”.	2.3
“Payment Option Notice”.	2.7	(b)
“Prescribed Securities”.	12.18
“principal register”.	2.3

Term	Defined in Section
“Purchased Shares”.	12.11
“record date”.	2.4
“Redemption Notice”.	3.4
“Reference Date”.	12.9
“Registrar”.	2.3
“Share Payment Option”.	2.7	(a)
“Taxes”.	4.2
“Transaction”.	12.16
“U.S. Legend”.	2.12

1.3 Rules of Construction.

     Unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date of such computation;

     (c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (d) the words “include”, “includes” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation”; and

     (e) unless otherwise indicated all references to dollar amounts mean the lawful money of Canada.

ARTICLE 2
THE SECURITIES

2.1 Form.

     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

2.2 Execution and Authentication.

     The Securities shall be executed on behalf of the Company by any two Officers. The signature of any of these Officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

     A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated, issued and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $230,000,000 upon delivery to the Trustee of a Company Order accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the original issue of such Securities have been complied with. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the preceding sentence except as provided in Section 2.14.

2.3 Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Company may have one or more additional registrars, one or more additional payment agents and one or more additional conversion agents. The terms Registrar, Paying Agent and Conversion Agent include any additional registrar, paying agent or conversion agent, respectively.

     The Company shall enter into an appropriate agency agreement with any Paying Agent, Conversion Agent or Registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agents. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.8. Subject to any applicable requirements or restrictions, the Company or a Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or Conversion Agent.

     The Registrar shall maintain a register (the “principal register”) of Securityholders and shall as soon as possible enter in it the name of every person who becomes a Holder together with (a) the full name and address of every Holder, noting, where applicable and where the

Registrar has been advised of same, the Holder’s representative capacity, (b) the date that each Holder is entered in the principal register, and whether the Holder acquired its Security by issue or transfer or otherwise and, if by transfer, from whom, (c) the date that a person ceases to be a Holder, and (d) the Principal Amount of Securities held by the Holder. The principal register shall be maintained in the City of Winnipeg, with a register also maintained in the City of Toronto and any other locations that may be designated by the Company and approved by the Trustee.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities, and the Trustee, by the execution of this Indenture, accepts such appointments. The Company may change a Registrar, Conversion Agent or Paying Agent upon notice to the Trustee and the Holders.

2.4 Interest.

     The Company shall pay interest (“Interest”) on the Principal Amount of the Securities in arrears in semi-annual instalments on April 1 and October 1 of each year (“Interest Payment Dates”) at the rate of 5% per annum computed on the basis of a 365 day year. Subject to the terms and conditions of this Indenture, Interest shall accrue from and including the most recent date to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for, from and including September 25, 2003. Interest shall cease to accrue on (and excluding) the earlier of (i) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (ii) any Conversion Date, Redemption Date, Change of Control Purchase Date or other date on which Interest shall cease to accrue in accordance with Section 2.15 of this Indenture. The first Interest Payment on the Securities shall be on April 1, 2004, in the amount of $25.89 per $1,000 Principal Amount of Securities.

     If the Principal Amount or any portion of the Principal Amount is not paid when due (whether upon acceleration pursuant to Section 7.2 of this Indenture, upon the Redemption Date, or on the Business Day following the Change of Control Purchase Date, or upon Maturity) or if Interest is not paid when due upon the Interest Payment Dates provided for in this Section 2.4, or if Common Shares (or cash in lieu of fractional shares) are not delivered when due upon the conversion of a Security or, if Additional Amounts are not paid when due, then in each such case the Company shall pay on demand interest (“Default Interest”) on the overdue amount at the rate of 5% per annum, compounded semi-annually, which Default Interest (to the extent payment of such Default Interest shall be legally enforceable) shall accrue from the date such overdue amount was due to, but excluding, the payment date of such amount, including Default Interest thereon, has been made or duly provided for.

     The person in whose name any Security is registered at the close of business on any record date (as defined below) with respect to any Interest Payment Date (as defined below) shall be entitled to receive the Interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Security upon any registration of transfer, conversion or exchange thereof subsequent to such record date and prior to such Interest Payment Date, unless such Security shall have been called for redemption on a date fixed for redemption subsequent to such record date and prior to such Interest Payment Date.

     Interest and any Default Interest on any Interest on the Securities shall be payable by cheque mailed by first-class mail to the address of the person entitled thereto as such address appears on the principal register. The term “record date” as used in this Section 2.4 with respect to any Interest Payment Date shall mean the close of business on March 24 and September 23 (or if not a Business Day, the preceding Business Day), as the case may be, prior to such Interest Payment Date.

     Subject to Section 2.5 below, the Company shall satisfy its obligation to pay accrued and unpaid Interest on any Interest Payment Date (except Interest payable on Maturity, any Redemption Date or Change of Control Purchase Date) or to pay Default Interest, as the case may be, by either depositing with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, by segregating and holding in trust) on or prior to such Interest Payment Date or date fixed for the payment of Default Interest, as the case may be, cash sufficient to pay the accrued and unpaid Interest or forwarding by first class mail, at least three Business Days prior to such Interest Payment Date or date fixed for the payment of Default Interest, as the case may be, a cheque in respect of such amount to the address of each person entitled thereto at such address as shall appear in the principal register for the Securities and providing the Trustee with written notice thereof on or prior to the forwarding of such cheques. Each such cheque shall be negotiable in Canada at par and payable on such Interest Payment Date or date fixed for the payment of Default Interest, as the case may be. In the event of the non-receipt by a Holder of such cheque, or the loss or destruction thereof, the Company on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Holder a replacement cheque for the amount of such cheque.

2.5 Interest Payment Election.

     (a) The Company may elect to pay any or all of the Interest payable on any Interest Payment Date by the application of the proceeds of sale of Common Shares in accordance with this Section (the “Interest Payment Election”). The Company may make such election, unless an Event of Default has occurred and is continuing, by providing to the Trustee, a written notice (an “Interest Election Notice”) no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Securities are then listed; or (ii) 15 days prior to the applicable Interest Payment Date to which the Interest Election Notice relates. The Interest Election Notice shall specify:

(i)	that the election relates to an obligation to pay Interest;

(ii)	the Interest payment to which the election relates and the applicable Interest Payment Date;

(iii)	the amount of the payment due to the Holders on such Interest Payment Date which the Company proposes to satisfy by the application of the proceeds of sale of Common Shares;

(iv)	the specific Persons from whom the Trustee shall request bids to purchase the Common Shares and the parameters of such bids, which may include minimum number of Common Shares, minimum price per Common Share, the Share Delivery Date, timing for closing for bids and such other matters as the Company may specify;

(v)	that the Trustee shall accept only those bids which comply with such notice;

(vi)	that such notice has been delivered to the Trustee within the time required by this Section 2.5; and

(vii)	that the Trustee shall sell the Common Shares through an investment dealer or broker selected by the Company and, in accordance with a share purchase agreement, as contemplated in Section 2.5(c).

In connection with the Interest Payment Election, the Trustee shall have the power on behalf of the Company to (i) accept bids with respect to Common Shares on behalf of the Company as the Company shall direct in its absolute discretion; (ii) accept delivery of Common Shares from the Company required to consummate sales contemplated by bids so accepted, plus cash in an amount equal to the value of any fractional Common Share; (iii) consummate such sales as the Company shall direct in its sole discretion; (iv) at the direction of the Company and subject to Section 2.5(e), invest the proceeds of such sales (together with any cash received from the Company in respect of any fractional Common Share) in Government Obligations specified by the Company which mature prior to the applicable Interest Payment Date and in accordance with Section 2.5(e); (v) use the proceeds from such sales or the Government Obligations to pay such Interest in whole or in part on the applicable Interest Payment Date; (vi) deliver such proceeds to Holders sufficient to satisfy the Company’s interest payment obligations; and (vii) perform any other action necessarily incidental thereto.

     (b) Upon receipt of an Interest Election Notice, the Trustee shall, in accordance with the Interest Election Notice, deliver requests for bids on terms determined by the Company for the sale of Common Shares to investment banks, brokers or dealers selected by the Company in the Interest Election Notice; provided that the acceptance of any bid shall be conditional on the acceptance of sufficient bids to allow for the payment of the Share Election Amount on the Share Delivery Date. The Interest Election Notice shall provide for, and all such bids shall be subject to, the right of the Company, by delivering written notice to the Trustee at any time prior to the consummation of the delivery and sale of the Common Shares on the Share Delivery Date, to withdraw the Interest Payment Election (which shall have the effect of withdrawing the request for bids delivered by the Trustee to the investment banks, brokers or dealers), whereupon the Company shall be obligated to pay in cash the Interest on such Interest Payment Date, provided that any such Interest Payment Election so withdrawn shall not relieve the Company from delivering Common Shares to any purchaser whose bid to the Trustee was accepted by the Trustee as directed by the Company prior to the withdrawal of the Interest Payment Election by the Company. Any sale of Common Shares pursuant to this Section may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Interest Payment Election shall take place concurrently on the Share Delivery Date.

     (c) The Trustee shall promptly inform the Company of receipt of any bid or bids for Common Shares. The Trustee shall accept such bid or bids as the Company, in its absolute discretion, shall direct, provided that the aggregate proceeds of all such sales on the Share Delivery Date must at least equal the Share Election Amount. In connection with any bids so accepted, the Company, the Trustee and the applicable bidders shall, in advance of, or promptly following the date of the Interest Election Notice and not later than the Share Delivery Date, enter into a share purchase agreement in customary form and shall comply with all applicable laws, including the securities laws of Canada (including those of any province), the rules and regulations of any stock exchange on which the Common Shares are then listed and the rules and regulations of any jurisdiction in which the Common Shares may be offered for sale. The Company shall pay all reasonable fees and expenses of the Trustee in connection with the share purchase agreement. The Holders shall not be required to pay any fees or expenses in connection with any share purchase agreements entered into pursuant to this Section 2.5.

     (d) Provided that (i) all conditions specified in each share purchase agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder pursuant to the Interest Payment Election, (ii) the purchasers under the share purchase agreements entered into pursuant to this Section 2.5, shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Company shall deliver to the Trustee the Common Shares to be sold on such date, cash in an amount equal to value of any fractional Common Share and an Officers’ Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each share purchase agreement, entered into pursuant to this Section 2.5 have been satisfied. Upon such deliveries, the Trustee shall, on such Share Delivery Date, deliver Common Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Share Election Amount, whereupon the sole right of a Holder to receive the Share Election Amount will be to receive cash from the Trustee out of the proceeds of such sale of Common Shares, plus any amount received by the Trustee from the Company in respect of any fractional Common Share, in full satisfaction of the Company’s obligation to pay the Share Election Amount and the Holder will have no further recourse to the Company in respect of such Share Election Amount.

     (e) The Trustee shall use the sale proceeds of the Common Shares (together with any cash received from the Company in respect of any fractional Common Share) to purchase, to the extent the Trustee is able to do so, Government Obligations specified by the Company, which mature prior to the applicable Interest Payment Date and which the Trustee is required to hold until maturity. The Trustee shall hold such Government Obligations under its exclusive control and shall hold such investments (but not income earned thereon) in an irrevocable trust securing payments for the benefit of the Holders. On the Interest Payment Date, the Trustee shall apply the funds to payment of the Share Election Amount to the Holders of record on the applicable record date and shall remit to the Company amounts, if any, in respect of income earned on the Government Obligations or otherwise in excess of the aggregate of the Share Election Amount and the value of any fractional Common Share.

     (f) Neither the Company’s delivering an Interest Election Notice nor the consummation of nor the failure to consummate sales of Common Shares will (i) result in the Holders of the Securities not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest payable on such Interest Payment Date; or (ii) entitle such Holders to receive any Common Shares in satisfaction of the Company’s obligation to pay such Interest or cash in an aggregate amount greater than the amount to which such Holders are otherwise entitled.

     For greater certainty, nothing in this Section 2.5 shall relieve the Company from making any Interest payment on the Securities to the extent the net proceeds from the sale of the Common Shares pursuant to an Interest Election Notice are less than the amount of such Interest payment.

2.6 Payment Agent to Hold Cash in Trust.

     Irrespective of such Interest Election Notice, on or prior to each due date for payments in respect of any Security, the Company shall deposit with the Paying Agent the amount of cash sufficient to make such payments when so becoming due. The Company shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash held by the Paying Agent for the payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all cash so held in trust. If the Company or a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the amount of cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all cash held by it to the Trustee and to account for any cash disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such cash.

2.7 Election to Make Payment in Common Shares.

     (a) Unless an Event of Default has occurred and is continuing, the Company may elect to pay any or all of the Principal Amount of the Securities on Maturity or Redemption in Common Shares or in any combination of cash and Common Shares (the “Share Payment Option”) subject to the conditions set forth in this Section 2.7 and in Sections 2.8 and 2.9. In connection with such election the Company shall specify in the Payment Option Notice delivered pursuant to Section 2.7(b) that the Company will satisfy its obligations to pay the Principal Amount with Common Shares and, if a combination of cash and Common Shares, the percentages of the applicable payment of Principal Amount in respect of which it will pay cash and Common Shares; provided that the Company will pay cash for fractional interests in Common Shares. Each Holder whose Securities are redeemed, or as to which a payment is made, on the applicable due date shall receive the same percentage of cash or Common Shares in payment of the Principal Amount for such Securities except (i) as provided in Section 2.9(b) with regard to the payment of cash in lieu of fractional Common Shares and (ii) if the Company is unable to purchase or make a payment with respect to the Securities of a Holder for Common Shares because any necessary qualifications or registrations of the Common Shares under applicable securities laws cannot be obtained, the Company may purchase or make the payment with respect to the Securities of such Holder for cash. The Company may not revoke its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Payment Option Notice, except in the event of a failure to satisfy, prior to the close of business at Maturity or on the Redemption Date, as applicable, any condition to the payment of the applicable payment, in whole or in part, in Common Shares.

     (b) Not less than 40 days but not more than 60 days before Maturity or a Redemption Date, as applicable, if the Company elects to pay any or all of the Principal Amount with Common Shares, the Company shall deliver or cause the Trustee to deliver notice to the Holders (the “Payment Option Notice”) specifying:

(i)	that the Company has elected to make payment of the Principal Amount or a specified portion thereof by delivery of Common Shares;

(ii)	the formula for determining the number of Common Shares that will be received for each $1,000 Principal Amount of Securities;

(iii)	that the conditions to such manner of payment set forth in Section 2.8 have been or will be complied with.

2.8 Payment by Issuance of Common Shares.

     If the Company has elected the Share Payment Option at Maturity or the Redemption Date, as applicable, at the option of the Company, all or a specified percentage of the funds in respect of the Principal Amount as the case may be, may be paid by the Company by the issuance of a number of Common Shares equal to the quotient obtained by dividing (a) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of such Principal Amount in cash by (b) 95 percent of the Current Market Price on Maturity or the Redemption Date, as the case may be, subject to the last paragraph of this Section 2.8.

     The Company’s right to exercise its election to make payment in respect of the Securities through the issuance of Common Shares shall be conditional upon:

     (a) the Company’s delivering the Payment Option Notice in accordance with the requirements herein, indicating its election to satisfy all or a specified percentage of the Principal Amount as the case may be, of the Securities with Common Shares as provided therein;

     (b) in respect of payment of the Redemption Price, the Company’s delivering the Redemption Notice in accordance with the requirements herein;

     (c) any necessary qualification or registration of the Common Shares under all applicable laws, including provincial securities laws and the 1933 Act, or the availability of an exemption from such qualification or registration, as applicable, which does not result in the Common Shares being subject to any restrictions on resale or hold periods under the securities laws of any jurisdiction upon their receipt by such Holder (other than as the direct and particular result of the Holder’s status or activities, whether individually or together with its Affiliates and Associates), and compliance with the rules and regulations of any stock exchange on which the Common Shares are then listed; and

     (d) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Shares are in conformity with this Indenture, and (ii) the Common Shares to be issued by the Company in payment of the Principal Amount have been duly authorized and, when issued, will be fully paid and non-assessable and, in the case of such Officers’ Certificate, stating that conditions (a) and (c) and, in the case of Redemption, (b) above have been satisfied and, in the case of such Opinion of Counsel, stating that condition (c) of this Section 2.8 has been satisfied.

     The Officers’ Certificate delivered pursuant to section 2.8(d) shall also set forth the number of Common Shares to be issued for each $1,000 Principal Amount of Securities and the Current Market Price (and the calculations required to determine Current Market Price). If any of the foregoing conditions are not satisfied with respect to a Holder prior to the close of business at Maturity or the Redemption Date, as applicable, and the Company has elected to make a payment with respect to the Securities pursuant to Section 2.7 through the issuance of Common Shares, the Company shall pay, without further notice, pay the entire applicable Principal Amount in cash.

     If an event occurs on or after the 5th Trading Day prior to Maturity or the Redemption Date, as the case may be, that would cause the Conversion Rate to be adjusted, the number of Common Shares to be issued to Holders pursuant to the Share Payment Option shall be adjusted in the same proportion as the Conversation Rate is adjusted.

2.9 Delivery of Common Shares.

     (a) If the Company exercises its option to issue Common Shares to a Holder at Maturity or on a Redemption Date as permitted by Section 2.8, upon presentation and surrender of the Securities for payment at or after Maturity or on or after the Redemption Date, as the case may be, at any place where a register is maintained pursuant to Section 2.3 or at any other place specified in the applicable notice, the Company shall on such date, deliver to the Trustee for delivery to and account of the Holders, certificates representing the Common Shares to which the Holders are entitled.

     (b) No fractional Common Shares shall be delivered upon the exercise of the Share Payment Option but, in lieu thereof, the Company shall pay to the Trustee for the account of the Holders, at the time contemplated in Section 2.9(a), the cash equivalent thereof determined on the basis of the Current Market Price on Maturity or the Redemption Date as the case may be (less tax required to be deducted, if any).

     (c) A Holder shall be treated as a holder of record of the Common Shares issued on due exercise by the Company of the Share Payment Option effective immediately after the close of business on Maturity or the Redemption Date, as the case may be, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share dividends and dividends or distributions in kind) thereon and arising thereunder, and if the Trustee receives the same, it shall hold the same in trust for the benefit of such Holder.

     (d) All Common Shares which shall be issuable pursuant to the Share Payment Option shall be duly and validly issued as fully paid and non-assessable.

     (e) The Company shall from time to time promptly pay, or make provisions satisfactory to the Trustee for the payment of, all taxes and charges which may be imposed by laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Common Shares to Holders upon exercise of the Share Payment Option subject to the terms of the Securities and of this Indenture.

2.10 Securityholder Lists.

       (a) The Company shall cause to be kept by and at the principal offices of the Trustee in Winnipeg, Manitoba and by the Trustee or such other registrar, if any, as the Company, with the approval of the Trustee, may appoint at such other place or places as may be specified in the Securities or as the Company may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of fully registered Securities and particulars of the Securities held by them respectively and of all transfers of fully registered Securities. Such registration shall be noted on the Securities by the Trustee or other registrar unless a new Security shall be issued upon such transfer.

       (b) No transfer of a fully registered Security shall be valid unless made on such register referred to in Section 2.10(a) by the registered holder or such Holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon surrender of the Securities together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Security by the Trustee or other registrar.

2.11 Issue of Global Securities.

       (a) The Company may specify that the Securities are to be issued in whole or in part as one or more Global Securities registered in the name of a Depository or its nominee, designated by the Company in the Written Direction of the Company delivered to the Trustee at the time of issue of such Securities, and in such event the Company shall execute and the Trustee shall certify and deliver one or more Global Securities that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Securities to be represented by one or more Global Securities;

(ii)	be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the effect:

“This Security is a Global Security within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof.

This Security may not be transferred to or exchanged for Securities registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Security authenticated and delivered for registration of transfer of, or in exchange for, or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances described in the Security.

Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein.”

       (b) With respect to each series of Securities issuable in whole or in part as one or more Global Securities, the Company shall cause to be kept by and at the principal offices of the Trustee in Winnipeg, Manitoba and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Securities (being the Depository, or its nominee, for such Global Securities) as holder thereof and particulars of the Global Securities held by it, and of all transfers thereof. If any Securities are at any time not Global Securities, the provisions of Section 2.13 shall govern with respect to registrations and transfers of such Securities.

       (c) Notwithstanding any other provision of this Indenture, a Global Security may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders of Securities except in the following circumstances or as otherwise specified in a resolution of the Trustee, Officer’s Certificate or supplemental indenture relating to the Securities:

(i)	Global Securities may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)	After the Depository for such Global Securities has notified the Trustee, or the Company has notified the Trustee, that (A) the Depository is unwilling or unable to continue as Depository for such Global Securities, or (B) the Depository has ceased to be a clearing agency in good standing under applicable laws, provided that at the time of such transfer the Company has not appointed a successor Depository for such Global Securities;

(iii)	After the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Securities and has communicated such determination to the Trustee in writing;

(iv)	After the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Securities, provided that Beneficial Holders of the Securities representing, in the aggregate, not less than 25% of the aggregate principal amount of the Securities advise the Depository in writing, through the Depositary Participants, that the continuation of the book-entry only registration system for such Securities is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 7.1;

(v)	If required by applicable law; or

(vi)	If the book-entry only registration system ceases to exist.

     Fully registered Securities issued pursuant to this Section 2.11(c) shall be registered in such names and in such denominations as the Depository, pursuant to instructions from the Depository Participants or otherwise, shall instruct the Trustee provided that the aggregate principal amount of definitive Securities is equal to the principal amount of the Global Security so exchanged. The Trustee shall deliver such Securities to or as directed by the persons in whose names such Securities are so registered, provided that the Company provides an adequate inventory of certificates. Upon exchange of a Global Security for Securities in definitive form such Global Security shall be cancelled by the Trustee.

       (d) With respect to the Global Securities, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Section 2.11(c):

(i)	the Company and the Trustee may deal with the Depository for all purposes (including providing any notice or communication or paying Interest on the Securities) as the sole holder of such series of Securities and the authorized representative of the Beneficial Holders;

(ii)	the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book-entry transfers among the Depository Participants; and

(iv)	whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Securityholders evidencing a specified percentage of the outstanding Securities, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participant, and has delivered such instructions to the Trustee.

       (e) Notwithstanding anything herein or in the terms of the Securities to the contrary, neither the Company nor the Trustee nor any agent thereof shall have any responsibility or liability for (i) the records maintained by any Depository relating to any ownership interests or any other interests in the Securities or the depository system maintained by such Depository, or payments made on account of any ownership interest or any other interest of any Person in any Global Security (other than the applicable Depository or its nominee), (ii) maintaining, supervising or reviewing any records of any Depository or any participant of any Depository relating to any such interest, or (iii) any advice or representation made or given by any Depository and those contained herein and relating to the rules and regulations of any Depository or any action to be taken by any Depository on its own direction or at the discretion of the Depositary Participants.

       (f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.11 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

2.12 U.S. Legend on the Restricted Securities.

       (a) Each Restricted Security issued in certificate form shall bear the following U.S. Legend for so long as it shall be a Restricted Security:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE.”

provided, that if the Restricted Securities are being sold under clause (B) of the U.S. Legend, the U.S. Legend may be removed by providing a declaration to the Trustee as set forth in Exhibit B hereto (or as the Company or the Trustee may prescribe from time to time); and provided, further, that, if any such securities are being sold under clause (C)(2) of the U.S. Legend, the U.S. Legend may be removed by delivery to the Trustee of an Opinion of Counsel, that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws. Provided that the Trustee obtains confirmation from the Company that such counsel is satisfactory to it, the Trustee shall be entitled to rely on the Opinion of Counsel referred to in this Section 2.12.

       (b) Prior to the issuance of the Securities, the Company shall notify the Trustee, in writing, concerning which Securities are to bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of Restricted Securities.

2.13 Transfer and Exchange.

       Upon surrender for registration of transfer of any Security together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency maintained by the Company as Registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes due on such transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

       At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

       Notwithstanding anything in this Indenture to the contrary, the Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be so purchased in part, the portion thereof not to be purchased), (c) any Securities for a period of 15 days before a selection of Securities to be redeemed or (d) any Securities that the Company may have acquired in any manner whatsoever.

       All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

2.14 Replacement Securities.

       If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as such party may require to save it harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

       In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed pursuant to Article 3, the Company in its discretion may, instead of issuing a replacement Security, pay the amount due and payable on, or the Redemption Price for, as the case may be, such Security if there is delivered to the Company and the Trustee such security or indemnity as they may require to save each of them harmless.

       Upon the issuance of any replacement Securities under this Section 2.14, the Company may require the payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax due on such issuance and any other expenses (including the fees and expenses of the Trustee) connected therewith.

       Every replacement Security issued pursuant to this Section 2.14 in replacement of any mutilated, destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

       The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

2.15 Outstanding Securities; Determinations of Holders’ Action.

       Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered or to be delivered to it for cancellation pursuant to Section 2.14, those mutilated, destroyed, lost or stolen for which the Trustee has authenticated and made available for delivery a replacement Security in lieu thereof pursuant to Section 2.14 and those described in this Section 2.15 as not outstanding. A Security does not cease to be outstanding because an Affiliate of the Company or of any other obligor upon the Securities holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by any Affiliate of the Company or of any other obligor upon the Securities shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities certified by such Affiliate to the Trustee to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 7 and 11).

       If the Paying Agent holds, in accordance with this Indenture on a Redemption Date, or on the Business Day following a Change of Control Purchase Date, or at Maturity, cash sufficient to pay the Securities payable on such Redemption Date or Change of Control Purchase Date, or at Maturity, as the case may be, then on such Redemption Date or Change of Control Purchase Date, or at Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Default Interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right of such Holder to receive payment for such Security upon delivery of such Security in accordance with the terms of this Indenture); provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made. If on such dates the Paying Agent does not hold cash sufficient to pay the Securities payable on such dates, Interest shall cease to accrue and the Securities, except as otherwise specified herein, shall bear Default Interest on the overdue amount from the Redemption Date or the Business Day following a Change of Control Purchase Date or from Maturity, as the case may be.

       If a Security is converted into Common Shares in accordance with Article 12, then on and after the Conversion Date such Security shall cease to be outstanding and Interest and Default Interest (other than Default Interest on unpaid Interest which is then in default), if any, shall cease to accrue on such Security. If Common Shares, to the extent permitted hereunder, are not delivered when due to a Holder that has surrendered a Security for conversion pursuant to Article 12, Interest shall cease to accrue and such Security, except as otherwise specified herein, shall bear Default Interest on the overdue amount from the Conversion Date.

2.16 Temporary Securities.

       Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

       If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Company for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

2.17 Cancellation.

       All Securities surrendered for payment, purchase by the Company pursuant to a Change of Control Offer, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not transfer any such Securities that it may have acquired and may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 12. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.17, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and evidence of their destruction delivered to the Company unless the Company previously directs by Company Order that the Trustee deliver cancelled Securities to the Company.

2.18 Persons Deemed Owners.

       Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee or both of them may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of any amounts due with respect to such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE 3
REDEMPTION AND PURCHASE

3.1 Right to Redeem; Notices to Trustee.

     Except to the extent described in Section 3.2, the Securities will not be redeemable prior to October 1, 2008. On and after October 1, 2008, the Securities may be redeemed at the option of the Company in whole at any time or in part from time to time at the Redemption Price on notice as provided for in Section 3.4.

     If the Company elects to redeem Securities pursuant to this Article 3, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

3.2 Redemption for Changes in Canadian Tax Law.

     In addition to the right of the Company to redeem Securities under Section 3.1, the Securities are redeemable, in whole but not in part, at the option of the Company for cash at any time on notice as provided for in Section 3.4 at the Redemption Price, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder)

of Canada (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after September 18, 2003; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor under the Securities).

3.3 Selection of Securities to be Redeemed.

     If fewer than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in Principal Amounts of $1,000 or integral multiples thereof pro rata or by another method that complies with the requirements of the TSX or any other exchange on which the Securities are listed or quoted and the Trustee shall deem fair and appropriate. The Trustee shall make the selection not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects for redemption shall be in Principal Amount of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If a portion of a Holder’s Securities is selected for partial redemption and such Holder converts a portion of such Securities before the Redemption Date, such converted portion shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be of the portion selected for redemption.

3.4 Notice of Redemption.

     Not less than 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (the “Redemption Notice”) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed in the manner provided in Section 14.2.

     The notice shall identify the Securities to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the Conversion Rate;

     (d) the name and address of the Paying Agent and the Conversion Agent;

     (e) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

     (f) that Holders who want to convert Securities must satisfy the requirements set forth in Article 12;

     (g) that Securities called for redemption must be surrendered to the Paying Agent at the office of the Paying Agent to collect the Redemption Price;

     (h) the CUSIP number of the Securities;

     (i) if fewer than all the outstanding Securities are to be redeemed, the identification and Principal Amounts of the particular Securities to be redeemed; and

     (j) that Interest on Securities called for redemption, and, unless the Company defaults in making payment of the Redemption Price, Default Interest, if any, will cease to accrue on and after the Redemption Date.

     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

3.5 Effect of Notice of Redemption.

     Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price except for Securities that are subsequently converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent at the office of the Paying Agent, such Securities shall be paid at the Redemption Price.

3.6 Deposit of Redemption Price.

     If the Company has not exercised its Share Payment Option described in Section 2.7, prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted in accordance with this Indenture. The Paying Agent shall hold in trust for the Company and shall as promptly as practicable return to the Company any money, with interest thereon, if any (subject to the provisions of Section 9.5(f)), not required for that purpose because of conversion of Securities. If such money is then held by the Company or a Subsidiary or an Affiliate of either of them in trust and is not required for such purpose it shall be discharged from such trust.

3.7 Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company, at its own expense, shall execute and the Trustee shall authenticate and deliver to the Holder thereof a replacement Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

3.8 Purchase of Securities by the Company

     Provided that an Event of Default has not occurred and is not continuing, the Company may, at any time and from time to time, purchase Securities in compliance with all applicable laws, including Canadian federal and provincial securities laws, in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Securities so purchased shall be delivered to the Trustee and shall be cancelled and no Securities shall be issued in substitution therefor.

     If, upon an invitation for tenders, more Securities are tendered at the same lowest price that the Company is prepared to accept, the Securities to be purchased by the Company shall be selected by the Trustee on a pro rata basis or in such other manner consented to by the TSX and any other exchange upon which the Securities are listed which the Trustee considers appropriate, from the Securities tendered by each tendering Securityholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Securities may be so selected, and regulations so made shall be valid and binding upon all Securityholders, notwithstanding the fact that as a result thereof one or more of such Securities become subject to purchase in part only. The holder of a Security of which a part only is purchased, upon surrender of such Security for payment, shall be entitled to receive, without expense to such holder, one or more new Securities for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Security or Securities upon receipt of the Security so surrendered or, with respect to a Global Security, the Depository shall make notations on the Global Security of the principal amount thereof so purchased.

ARTICLE 4
COVENANTS

4.1 Payment of Securities.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Redemption Price, Change of Control Purchase Price, accrued and unpaid Interest, Additional Amounts and Default Interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent hold, in accordance with this Indenture, cash sufficient to pay all such amounts then due, Common Shares in the quantity contemplated by Section 2.8 or, in the case of accrued and unpaid Interest payable on any Interest Payment Date or Default Interest, the Company has issued such number of Common Shares as contemplated by Section 2.8 or forwarded cheques or made payment by electronic funds transfer or other means acceptable to the Paying Agent, in accordance with this Indenture, in respect of such Interest or Default Interest thereon unless such cheques are not paid on presentation.

     The Company shall, to the extent permitted by law, pay Default Interest on overdue amounts, including Default Interest arising after the commencement of any proceeding under any Bankruptcy Law (to the extent payment of such Default Interest shall be legally enforceable), shall accrue from the date such overdue amounts were due to the date of payment of such amounts, including Default Interest thereon, has been made or duly provided for.

4.2 Payment of Additional Amounts.

     All payments made by the Company with respect to the Securities shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Taxes”), unless the Company or its Paying Agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or its Paying Agent is required by such laws or by the interpretation or administration thereof to withhold or deduct any amount from any payment of Principal Amount, Redemption Price, Change of Control Purchase Price, Interest or Default Interest, if any, for or on account of any Taxes, the Company will pay such additional amounts of interest (“Additional Amounts”) as may be necessary so that every net payment of any amounts due under the Securities (including Additional Amounts) after withholding or deduction for or on account of any such Taxes will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an “Excluded Holder”) (a) with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (b) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Security or the receipt of payments thereunder. The Company will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Holders of the Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

     The Company will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (a) any Taxes so levied or imposed and paid by such Holder as a result of payments made with respect to the Securities (including any Taxes imposed with respect to such reimbursement and excluding any Taxes based on such Holder’s income (other than under Part XIII of the Income Tax Act (Canada)) or Taxes that are imposed as the result of the failure of the Holder to provide to the Company, upon reasonable demand, any form or document that may be required or reasonably requested in writing in order to allow the Company to make a payment under the Securities without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Company and to be executed and to be delivered with any reasonably required certification)), and (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     At least 30 days prior to each date on which any payment on the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture or the Securities there is mentioned, in any context, the payment of Principal Amount, Redemption Price, Change of Control Purchase Price, Interest or Default Interest, if any, in respect of any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

     The obligations of the Company under this Section 4.2 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Securities.

4.3 Evidence of Compliance.

     The Company shall:

     (a) furnish to the Trustee, upon the demand of the Trustee acting reasonably, evidence in the form required by the Trustee, as to compliance with any condition herein relating to any action required or permitted to be taken by the Company under this Indenture or as a result of any obligation imposed by this Indenture;

     (b) furnish to the Trustee, on or before April 1 in each year (commencing April 1, 2004) and otherwise upon the demand of the Trustee a certificate (which need not comply with Section 14.4) of an Officer indicating that the Company has complied with every requirement of this Indenture which, if it had not been complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or if the Company has not complied, a statement to that effect and particulars of the failure to comply; and

     (c) furnish to the Trustee within five Business Days after the Company becomes aware of any Default or any Event of Default a brief certificate (which need not comply with Section 14.4) specifying the particulars of such Default or Event of Default.

4.4 Further Instruments and Acts.

     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5
SUBORDINATION OF THE SECURITIES

5.1 Applicability of Article.

     The indebtedness evidenced by any Securities issued hereunder, including the principal thereof and Interest thereon, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to the prior payment in full, of all Senior Indebtedness of the Company and each Securityholder by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

     Such Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of this Article irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness, notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders of the Securities.

5.2 Order of Payment.

     Upon any distribution of the assets of the Company on any dissolution, winding up, total liquidation or reorganization of the Company (whether voluntary or involuntary in bankruptcy, insolvency or receivership or other proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Company, or otherwise):

     (a) all Senior Indebtedness shall first be paid in full, or provision made for such payment, before the holders of the Securities are entitled to receive or retain any payment; and

     (b) any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Securities or the Trustee on behalf of such Holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the Company or by any trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued as their respective interests may appear, as calculated by the Company, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

     If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their respective representatives, or to the trustee under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

     For purposes of this Article 5, the words “cash, property or securities” shall not be deemed to include shares of the Company as reorganized or readjusted, or securities of the

Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding; provided, however, that (a) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer all or substantially all its properties or assets, to another corporation upon the terms and conditions provided for in Article 6 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 6 of this Indenture. Nothing in this Section 5.2 or in Section 5.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.8 of this Indenture.

5.3 No Payment if Senior Indebtedness in Default.

     No payment of any Principal Amount, Redemption Price, Change of Control Purchase Price, accrued or unpaid Interest, Additional Amounts or Default Interest, if any, in respect of the Securities may be made:

(a)	if any Senior Indebtedness is not paid when due and such default has not been cured or waived or ceased to exist; or

(b)	if the maturity date of any Senior Indebtedness has been accelerated because of a default and either such acceleration has not been rescinded or such Senior Indebtedness has not been repaid.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when the Trustee has received notice that such payment is prohibited by the preceding paragraph of this Section 5.3, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

5.4 Subrogation.

     The rights of the Securityholders shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, to the extent that such payments or distributions of cash, property or securities of the Company would have been received by the Securityholders but for the provisions of this

Article 5, until after the principal of, premium, if any, and interest on, the Securities shall have been paid in full.

     No payments or distributions to the holders of such Senior Indebtedness pursuant to this Article 5, which otherwise would be payable or distributable to the Securityholders or the Trustee, shall, as between the Company, its creditors, other than the holders of the Senior Indebtedness and the Securityholders, be deemed to be a payment by the Company to or on account of the Principal Amount or Interest on the Securities, it being understood that the provisions of this Article 5 are intended solely for the purposes of defining the relative rights of the Securityholders, on the one hand, and the holders of such Senior Indebtedness on the other hand.

5.5 Obligation to Pay Not Impaired.

     Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Securities and creditors of the Company other than the Holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

5.6 Payment on Securities Permitted.

     Nothing contained in this Article 5 or elsewhere in this Indenture, or in the Securities, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Company or reorganization proceedings specified in Section 5.2 affecting the affairs of the Company, any payment of Principal Amount of or Interest on the Securities, except that the Company shall not make any such payment in contravention of Section 5.3 hereof. The fact that any such payment is prohibited by this Section 5.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Securities, shall prevent the conversion of the Securities under Article 12.

5.7 Confirmation of Subordination.

     Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Company, and upon being furnished an Officers’ Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Trustee shall enter into a written agreement or agreements with the Company and the person or persons named in such Officers’ Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or Trustee of the Senior Indebtedness specified in such Officers’ Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness; however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

5.8 Knowledge of Trustee.

     Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Securities, the Trustee shall not be charged with knowledge of (a) the existence of any Senior Indebtedness or of any default in the payment thereof, unless and until the Trustee shall have received written notice thereof from the Company or from the holder of Senior Indebtedness or from the representative of any such holder; or (b) the existence of any fact that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Company, any Holder of Securities or any holder or representative of any class of Senior Indebtedness or on its behalf.

5.9 Trustee May Hold Senior Indebtedness.

     The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

5.10 Rights of Holders of Senior Indebtedness Not Impaired.

       No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11 Additional Indebtedness.

       This Indenture does not restrict the Company from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

5.12 Right of Securityholder to Convert Not Impaired.

       The subordination of the Securities to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a holder of Securities to convert its Securities pursuant to Article 12.

5.13 Article Applicable to Paying Agents.

       In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided however, that this Section 5.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

ARTICLE 6
CONSOLIDATION, AMALGAMATION, MERGER AND SALE

6.1 Consolidation, Amalgamation, Merger or Sale of Assets Permitted.

     The Company will not amalgamate with, consolidate with or merge into any other person (except an amalgamation with a wholly-owned Subsidiary) or sell, transfer or lease all or substantially all of its assets to any person (except a Subsidiary), unless (a) the successor (if other than the Company) formed by such consolidation or amalgamation or into which the Company is merged or to which all or substantially all of the assets of the Company are sold, transferred or leased (A) shall be a person organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, and (B) shall expressly assume by supplemental indenture executed and delivered to the Trustee the obligation to make due and punctual payment of all amounts with respect to the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and obligations of the Company under the Securities and this Indenture; and (b) immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing.

6.2 Succession by Successor Corporation.

     In case of any such amalgamation, consolidation, merger, sale, transfer or lease and upon any such assumption of the obligations of the Company by a successor as provided in Section 6.1, such successor shall succeed to and be substituted for the Company, with the same effect as if it had been named as a party hereto and as obligor under the Securities and all such obligations of the Company shall terminate. Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of Cameco Corporation, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor (instead of Cameco Corporation) and subject to all terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and deliver any Securities that previously shall have been signed and delivered by Officers to the Trustee for authentication, and any Securities that such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such amalgamation, consolidation, merger, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

6.3 Evidence to Be Furnished to Trustee.

     The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, consolidation, merger, sale, transfer or lease, and any such assumption, complies with the provisions of this Article 6.

ARTICLE 7
DEFAULTS AND REMEDIES

7.1 Events of Default.

     An “Event of Default” occurs if:

     (a) there is a default in payment of Interest on any Security (or Additional Amounts relating thereto) when the same becomes due and payable, and such default continues for a period of 10 days;

     (b) there is a default in the payment of the Principal Amount, Redemption Price (in either case, in cash or by delivery of Common Shares pursuant to the Share Payment Option) or Change of Control Purchase Price on any Security (or Additional Amounts relating thereto) when the same becomes due and payable, whether at Maturity of such Security, upon redemption, upon declaration, when due for purchase by the Company, or otherwise (whether or not such payment shall be prohibited by this Indenture);

     (c) the Company fails to comply with any material covenant or condition in the Securities or this Indenture (other than those referred to in clause (a) and (b) of this Section 7.1) and such failure continues for 30 days after receipt by the Company of a Notice of Default (as defined below);

     (d) the Company fails to deliver Common Shares (or cash in lieu of fractional shares) in accordance with the terms hereof when such Common Shares (or cash in lieu of fractional shares) are required to be delivered, upon conversion of a Security and any such failure is not remedied for a period of 10 days;

     (e) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case or proceeding;

(ii)	consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii)	consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)	makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)	consents to the filing of such petition or the appointment of or taking possession by a Custodian;

     (f) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, and such Bankruptcy Order remains unstayed and in effect for 15 consecutive days;

     (g) a Custodian shall be appointed out of court with respect to the Company, or with respect to all or any substantial part of the property of the Company, or any encumbrancer shall take possession of all or any substantial part of the property of the Company; or

     (h) the Company defaults under the terms of any bond, debenture, agreement or instrument evidencing or under which the Company has at the date of this Indenture or hereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate amount thereof so accelerated exceeds $30,000,000 and such acceleration is not rescinded or annulled within five Business Days after receipt by the Company of a Notice of Default; provided, however, that if such default under such bond, debenture, agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any Holders.

     A Default under clause (c) or clause (h) of this Section 7.1 is not an Event of Default until the Trustee notifies the Company of the Default by registered mail. In the event that the Trustee fails to notify the Company of the Default within five Business Days of the Default occurring, the Holders of at least 25 percent in aggregate Principal Amount of the Securities at the time outstanding may notify, by registered mail, the Company and the Trustee (in either case, a “Notice of Default”) of the Default and the Company shall be required to cure such Default within the time specified in clause (c) or clause (h) of this Section 7.1, as applicable, after receipt of such Notice of Default. Any such Notice of Default must specify the Event of Default, demand that it be remedied and state that such notice is a Notice of Default;

7.2 Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 7.1(e), (f) or (g)) occurs and is continuing, the Trustee may, in its discretion, and shall, upon the request of not less than 25 percent in aggregate Principal Amount of the Securities at the time outstanding, provide the Company with notice in writing declaring the Principal Amount plus accrued and unpaid Interest to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

     If an Event of Default specified in Section 7.1(e), (f) or (g) occurs and is continuing, the Principal Amount plus accrued and unpaid Interest on all the Securities to the date of the occurrence of such Event of Default shall become and shall be immediately due and payable, without any declaration or other act on the part of the Trustee or the Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken.

7.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount and accrued and unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. If any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

7.4 Waiver of Past Defaults.

     The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 7.1(a), Section 7.1(b) or Section 7.1(d) or (b) a Default under Article 12. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any other right.

7.5 Control by Majority.

     The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of all Securityholders, and the Trustee may refuse to follow any direction which would subject the Trustee to personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to it.

7.6 Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice stating that an Event of Default has occurred and is continuing;

     (b) the Holders of at least 25 percent in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and

     (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

7.7 Rights of Holders to Receive Payment.

     Notwithstanding any other provisions of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Change of Control Purchase Price, Interest, Additional Amounts or Default Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in or determined in accordance with the Securities, and to convert the Securities in accordance with Article 12 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, or with respect to the occurrence of a Change of Control, shall not be impaired or affected adversely without the consent of each such Holder.

7.8 Collection Suit by Trustee.

     If an Event of Default described in Section 7.1(a) or Section 7.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.8.

7.9 Notice of Defaults.

     The Trustee shall, within 30 days after becoming aware of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of the Registrar, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 7.1(a) or Section 7.1(b), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a committee of directors or Trust Officers of the respective Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     Where notice of the occurrence of any Default is given by the Trustee under the preceding paragraph and the Default is thereafter cured, the Trustee shall, within a reasonable time but not exceeding 30 days after becoming aware of the curing of the Default, mail to all Securityholders, as the names and addresses of such Holders appear on the books of the Registrar, notice that the Default is no longer continuing and so advise the Company in writing.

7.10 Trustee May File Proofs of Claim.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Redemption Price, Change of Control Purchase Price, accrued and unpaid Interest, Additional Amounts or Default Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

       (a) to file and prove a claim for the whole amount of the Principal Amount, Redemption Price, Change of Control Purchase Price, accrued and unpaid Interest, Additional Amounts or Default Interest, if any, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding relative to the Company, its creditors or its property, and

       (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances for the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 9.8.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt or negotiate on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

7.11 Priorities.

       Subject to Article 5 of this Indenture, if the Trustee collects any money pursuant to this Article 7, they or it shall pay out the money in the following order:

       First: To the Trustee for amounts due under Section 9.8;

       Second: In case no Principal Amount, Redemption Price or Change of Control Purchase Price on the outstanding Securities (or any Additional Amounts related thereto) shall have become due and be unpaid, to the payment of accrued and unpaid Interest on the Securities, in order of the maturity of the instalments of such Interest, with Default Interest upon the overdue instalments of Interest (so far as permitted by law and to the extent that such Default Interest has been collected by the Trustee) at the rate specified herein, such payments to be made rateably to the persons entitled thereto, without discrimination or preference;

       Third: In case any Principal Amount, Redemption Price or Change of Control Purchase Price on the outstanding Securities (or any Additional Amounts related thereto) shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities for Principal Amount, Redemption Price and Change of Control Purchase Price and accrued and unpaid Interest, as the case may be, with Default Interest on the overdue Principal Amount, Redemption Price and Change of Control Purchase Price and accrued and unpaid Interest (so far as permitted by law and to the extent that such Default Interest has been collected by the Trustee), as the case may be, at the rate specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities then to the payment of such Principal Amount, Redemption Price and Change of Control Purchase Price and accrued and unpaid Interest and Default Interest, if any, without discrimination or preference of any one such applicable amount over another, rateably to the aggregate of such Principal Amount, Redemption Price, Change of Control Purchase Price and accrued and unpaid Interest and Default Interest, if any; and

       Fourth: The balance, if any, to the Company.

       The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.11. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

7.12 Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any litigant party (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable fees of legal counsel, against any litigant party in the suit, having due regard to the merits and good faith of the claims or defences made by the litigant party. This Section 7.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.6 or a suit by Holders of more than 10 percent in aggregate Principal Amount of the Securities at the time outstanding.

7.13 Waiver of Stay, Extension or Usury Laws.

       The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Redemption Price, accrued and unpaid Interest, Additional Amounts or Change of Control Purchase Price in respect of Securities or any Default Interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8
CHANGE OF CONTROL

8.1 Change of Control Offer.

     (a) Upon the occurrence of a Change of Control, the Company shall, within 20 Business Days following the Change of Control Date, (i) make an offer to purchase (the “Change of Control Offer”) all outstanding Securities at the Change of Control Purchase Price on the date (the “Change of Control Purchase Date”) that is 35 Business Days after notice of the occurrence of the Change of Control, on the terms described below, and (ii) cause a copy of the Change of Control Offer to be published in the national edition of The Globe and Mail or other daily newspapers of national circulation in Canada.

     (b) Within 15 Business Days following a Change of Control Date the Company shall notify the Trustee in writing of the occurrence of the Change of Control and provide the Trustee with sufficient copies of the Change of Control Offer, and the Trustee shall, within 20 Business Days following the Change of Control Date, mail a copy of the Change of Control Offer to each Holder.

     (c) The Change of Control Offer shall remain open from the time such offer is made until the Change of Control Purchase Date. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of a Change of Control Offer from the Company, that no Change of Control has occurred.

     (d) The Change of Control Offer shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

(i)	the date such Change of Control is deemed to have occurred and briefly the events causing a Change of Control;

(ii)	that the Change of Control Offer is being made pursuant to this Section 8.1(d) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment;

(iii)	the last date by which the Change of Control Purchase Notice pursuant to this Section 8.1 must be given;

(iv)	the Change of Control Purchase Date;

(v)	the Change of Control Purchase Price on a per Security basis;

(vi)	the names and addresses of the Paying Agent and the Conversion Agent;

(vii)	the Conversion Rate and any adjustments thereto;

(viii)	that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Shares at any time prior to the close of business on the Change of Control Purchase Date only if the applicable Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)	that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

(x)	that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid on the Business Day following the Change of Control Purchase Date or, if such Security is not surrendered on the Change of Control Purchase Date, as promptly as practicable after surrender of such Security as described in Section 8.1(d)(ix);

(xi)	the procedures the Holder must follow to accept the Change of Control Offer;

(xii)	briefly, the conversion rights of the Securities;

(xiii)	that Holders who want to convert Securities must satisfy the requirements set forth in Article 12 hereof;

(xiv)	the procedures for withdrawing a Change of Control Purchase Notice.

     (e) A Holder may accept a Change of Control Offer in whole or in part by delivering to the Paying Agent at the office of the Paying Agent a written notice (a “Change of Control Purchase Notice”) at any time prior to the close of business on the Change of Control Purchase Date, stating: (i) that such holder elects to have a Security purchased pursuant to the Change of Control Offer; (ii) the Principal Amount of the Security that the Holder elects to have purchased by the Company, which amount must be $1,000 or an integral multiple thereof and the certificate numbers of the Securities to be delivered by such Holder for purchase by the Company; (iii) and that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in this Indenture.

     The delivery of such Security (together with all necessary endorsements) to the Paying Agent at the office of the Paying Agent prior to, on or after the Change of Control Purchase Date shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided that such Change of Control Purchase Price shall be so paid pursuant to this Section 8.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 8.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 8.1 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the Change of Control Purchase Date or, if such Security is not surrendered on the Change of Control Purchase Date, as promptly as practicable after the surrender of the Security by the Holder to the Paying Agent in the manner required by this Section 8.1.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent at the office of the Paying Agent the Change of Control Purchase Notice contemplated by this Section 8.1(e) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.2.

     The Paying Agent shall promptly notify the Company of the receipt by the former of any Change of Control Purchase Notice or written notice of withdrawal thereof.

     (f) If 90% or more in aggregate Principal Amount of the Securities outstanding on the date the Trustee provides the Change of Control Offer to each Holder has been tendered for purchase pursuant to the Change of Control Offer on the Change of Control Purchase Date, the Company shall have the right and obligation upon written notice provided to the Trustee within 10 days following the expiration of the Change of Control Offer, to redeem and shall redeem all the Securities remaining outstanding on the expiration of the Change of Control Offer at the Change in Control Purchase Price (the “90% Redemption Right”). Upon receipt of notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Securities, the Trustee shall promptly provide written notice to each Holder that did not previously accept the Change of Control Offer that:

(i)	the Company has exercised the 90% Redemption Right and is purchasing all outstanding Securities effective on the Change of Control Purchase Date at the Change of Control Purchase Price and shall include a calculation of the amount payable to such Holder as payment to the Change in Control Purchase Price;

(ii)	their Securities are deemed to be redeemed on the same terms as those Holders that accepted the Change of Control Offer; and

(iii)	the rights of such Holder under the terms of the Securities and this Indenture cease effective as of the Change of Control Purchase Date provided the Company has, on or before the time of notifying the Trustee of the exercise of the 90% Redemption Right, paid the Change of Control Purchase Price to, or to the order of, the Trustee and thereafter the Securities shall not be considered to be outstanding and the Holder shall not have any right except to receive such Holder’s Change of Control Purchase Price upon surrender and delivery of such Holder’s Securities in accordance with the Indenture.

     The provisions of Sections 3.5 and 3.6 shall apply to redemption of Debentures pursuant to the 90% Redemption Right applied, mutatis mutanis.

     (g) The obligations of the Company arising upon a Change of Control will be satisfied if a third party makes and consummates a Change of Control Offer in the manner and at the times and otherwise in compliance with this Section 8.1.

8.2 Effect of Change of Control Purchase Notice.

     Upon receipt by the Company of a Change of Control Purchase Notice, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs of this Section 8.2) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security, plus, if such amount is not paid when due, Default Interest on the overdue amount. Such Change of Control Purchase Price shall be paid to such Holder (a) on the Business Day following the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 8.1(d) have been satisfied) or (b) if such Security is not surrendered on the Change of Control Purchase Date, as promptly as practicable after such Security is surrendered to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by Section 8.1(e). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into Common Shares on or after the date of the delivery of such Change of Control Purchase

Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs of this Section 8.2.

     If on the Business Day following the Change of Control Purchase Date the Paying Agent holds money sufficient to pay the Change of Control Purchase Price for a Security in respect of which a Change of Control Purchase Notice has been delivered as specified in Section 8.1(e), then after the Change of Control Purchase Date such Security shall cease to be outstanding, Interest on such Security shall cease to accrue and the Principal Amount of the Security and the amount of accrued and unpaid Interest thereon to, but excluding the Change of Control Purchase Date, will be fully satisfied whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change of Control Purchase Price and Default Interest, if any, thereon in accordance with this Section 8.2).

     A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Change of Control Purchase Notice was delivered at any time prior to the close of business on the Change of Control Purchase Date specifying, as applicable:

     (a) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

     (b) the Principal Amount of the Security (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

     (c) the Principal Amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

     There shall be no purchase of any Securities pursuant to Section 8.1 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than as a result of a failure to comply with this Article 8). The Paying Agent will promptly return to the respective Holders thereof any Securities (a) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities).

8.3 Deposit of Change of Control Purchase Price.

     On the Change of Control Purchase Date, the Company shall accept for purchase all Securities properly tendered pursuant to the Change of Control Offer. No later than 11:00 a.m. (Saskatoon time) on the Business Day following the Change of Control Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6), an amount of cash sufficient to pay the aggregate Change of Control

Purchase Price of all the Securities or portions thereof that are to be purchased as of the Change of Control Purchase Date.

8.4 Securities Purchased in Part.

     Any Security that is to be purchased only in part pursuant to a Change of Control Offer under Section 8.1 shall be surrendered to the Paying Agent at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

8.5 Covenant to Comply with Securities Laws Upon Purchase of Securities.

     The Company shall comply with all applicable laws, including Canadian federal and provincial securities laws, so as to permit the rights and obligations under Section 8.1 to be exercised to the greatest extent practicable in the time and in the manner specified in Section 8.1.

8.6 Repayment to the Company.

     As provided in Section 10.2 hereof, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon (subject to the provisions of Section 9.5(f)), held by them for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.3 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess in trust for the Company and promptly after the Business Day following the Change of Control Purchase Date, the Trustee shall return any such excess and interest thereon (subject to the provisions of Section 9.5(f)).

ARTICLE 9
TRUSTEE

9.1 Acceptance of Trust.

     The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

9.2 Standard of Care of Trustee.

     In the exercise of the powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise the degree of care, diligence and skill of a reasonably prudent trustee appointed under an indenture for the purposes of the issuance of corporate debt obligations, in good faith and in the best interests of the Holders of the Securities. No provision of this Indenture shall be construed to relieve the Trustee from its duties, except to the extent permitted by Trust Indenture Legislation.

9.3 Conditions Precedent to Trustee’s Obligations to Act Hereunder.

     Except as otherwise specifically provided herein, the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof and provided with such evidence of compliance with any covenant, condition or other requirement specified herein, to be furnished to the Trustee in connection with such notice, act, action or proceeding or in connection with the exercise of its rights and duties hereunder and such other evidence of compliance with the provisions of this Indenture as the Trustee may reasonably require by written notice to the Company; nor shall the Trustee be required to take notice of any default hereunder, other than payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that the Company is not in default hereunder and that no default has been made with respect to the payment of principal of or interest on the Securities or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

     The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

     Nothing in this Indenture shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

9.4 Delegation; Experts and Advisers.

     The Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations, not including however any power to sub-delegate, as the Trustee may think to be in the interests of the Holders. The Trustee shall be responsible for the performance or non-performance of any of the trusts and powers delegated to any such Person.

     The Trustee may employ or retain such counsel, auditors, accountants, consultants, engineers, appraisers or other experts or advisers, whose qualifications give authority to any opinion or report made by them, as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for the actions, advice or the Trustee’s reliance thereon, other than discharging its standard of care in the selection of such experts or advisors.

     The Trustee may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof by any such agent or attorney, or expert or adviser.

9.5 Protection of the Trustee.

     (a) In the exercise of its rights, duties and obligations hereunder, the Trustee may, if it is acting in good faith, act and rely upon the truth of the statements and the accuracy of the opinions expressed in the evidence of compliance furnished pursuant to any covenant, condition or other requirement of this Indenture, or reasonably required by notice in writing to the Company by the Trustee to be furnished to it in the exercise of its rights and duties under this Indenture where such evidence of compliance is in accordance with the provisions herein and the Trustee examines the evidence of compliance furnished to it in order to determine whether such evidence indicates compliance with the applicable requirements of this Indenture.

     (b) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so (i) by the Holders of not less than a majority in Principal Amount of the Securities then outstanding or (ii) by adoption of a resolution, at a meeting of Holders of Securities at which a quorum is present, by Holders of not less than a majority in aggregate Principal Amount of Securities outstanding at such time represented at such meeting; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand.

     (c) The Trustee shall not be liable for or by reason of any statement of fact in this Indenture or in the Securities or required to verify the same (except for the representations contained in Section 9.9 hereof and in the certificate of the Trustee on the Securities), but all such statements of fact are and shall be deemed to have been made by the Company. The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any covenants herein contained.

     (d) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder)

shall be under no liability for interest on any money received by it hereunder unless otherwise agreed.

9.6 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.12 and 9.13.

9.7 Trustee’s Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the recitals herein, or the prospectus or other offering document for the Securities under applicable securities law or in the Indenture or the Securities (other than its certificate of authentication and Section 9.9 hereof) or the determination as to which beneficial owners are entitled to receive any notices hereunder.

9.8 Compensation and Indemnity.

     The Company agrees:

     (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall, to the extent permitted by law, not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee, upon its request and submission of reasonable documentation, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) in addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, to indemnify and save harmless the Trustee from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements, including any and all reasonable legal and advisor fees and disbursements of whatever kind or nature, which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee, in connection with its acting as trustee hereunder, provided the Trustee has acted in good faith, without negligence and in accordance with its obligations hereunder. Notwithstanding any other provision hereof, this indemnity shall survive the removal or resignation of the Trustee, the discharge of this Indenture and the termination of any trust created hereby.

     To secure the Company’s payment obligations in this Section 9.8, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

     The Company’s obligations pursuant to this Section 9.8 shall survive the discharge of this Indenture. When a Trustee incurs expenses after the occurrence of a Default specified in Section 7.1(e), (f) or (g) the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

9.9 Conflict of Interest.

     (a) The Trustee represents to the Company that at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest between its role as Trustee hereunder and its role in any other capacity. A Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Section 9.10.

     (b) If, notwithstanding the provisions of Section 9.9(a), the Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such material conflict of interest.

     (c) If at any time the Trustee fails to comply with the provisions of Section 9.9(a), the Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the Holders of Securities in the manner provided for notices to the Holders of Securities in Section 14.2.

9.10 Replacement of Trustee.

       The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 90 days’ notice in writing or such shorter notice as the Company may accept as sufficient provided that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.10. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding shall have power at any time to remove the Trustee by so notifying the Trustee and the Company (subject to the consent of the Company, such consent not to be unreasonably withheld). In the event of the Trustee (a) failing to comply with the provisions of Section 9.9(a) or (c); (b) ceasing to be eligible in accordance with the provisions of Section 9.12 and failing to resign after written request by the Company or any Securityholder; (c) resigning or being removed as aforesaid or being dissolved; (d) becoming bankrupt, going into liquidation; or (e) otherwise becoming incapable of acting hereunder, then, in any such case, (i) the Company shall appoint a new Trustee or (ii) the retiring Trustee (except in the case of (a) of this Section 9.10) or any Holder may apply to a Judge of the Saskatchewan Court of Queen’s Bench, on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Holders. Any new Trustee appointed under any provision of this Section shall be a trust company meeting the requirements for eligibility herein. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the Opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (other than as contemplated in the foregoing paragraph), the Company shall promptly appoint a successor Trustee.

       The Company shall give notice of each resignation and removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities to the Holders of Securities in the manner provided for notices to the Holders of Securities in Section 14.2. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its corporate trust office.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall, without further act, become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. The retiring Trustee shall promptly duly assign, transfer and deliver all property and money held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.8.

       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 9.

       If written acceptance by a successor Trustee shall not have been delivered to the retiring Trustee and the Company within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the appointment of a successor Trustee.

9.11 Successor Trustee by Merger.

       If the Trustee consolidates or amalgamates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee provided such corporation shall be eligible and qualified under the provisions of Section 9.12.

       Upon the written request of the successor Trustee or of the Company, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of such new Trustee, be made, executed, acknowledged and delivered by the Company.

9.12 Eligibility; Disqualification.

       For so long as required by Trust Indenture Legislation, there shall be a Trustee under this Indenture. The Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of Saskatchewan (and the laws of each province in which a prospectus is filed relating to the offering of the Securities and to which the Indenture will be subject) to carry on trust business therein. If at any time the Trustee shall cease to be eligible in accordance with this Section, it shall immediately notify the Company. However, notwithstanding the provisions of this Section 9.12, if at any time the Trustee ceases to be eligible to act as Trustee in accordance with this Section, the validity and enforceability of this Indenture and the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall forthwith become authorized to, or upon written request by the Company or any Securityholders shall, resign in the manner and with the effect specified in Section 9.10.

9.13 Trustee Not to be Appointed Receiver.

       The Trustee nor any related person, as defined in The Business Corporations Act (Saskatchewan), to the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

9.14 Adoption of Certification.

       In case any of the Securities contemplated to be issued under this Indenture have been certified but not delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating the Securities and deliver the Securities so authenticated, and in case any of the Securities shall not have been authenticated, any successor Trustee may authenticate the Securities in the name of the predecessor Trustee, or in the name of the successor Trustee.

ARTICLE 10
DISCHARGE OF INDENTURE

10.1 Discharge of Liability on Securities.

       (a) When the Company shall have delivered to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.14) for cancellation or (ii) after the Securities have become due and payable, whether at Maturity, on any Redemption Date, on a Change of Control Purchase Date, upon an election by a Holder to convert his Securities or otherwise, and the Company shall have deposited with the Trustee, the Paying Agent or the Conversion Agent (as applicable in accordance with this Indenture) cash or Common Shares, or any combination thereof (as applicable in accordance with this Indenture) sufficient to pay the entire amount due and payable with respect to each outstanding Security (other than Securities replaced pursuant to Section 2.14), and if in either case the Company shall have paid all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 4.2 and

9.8, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, all of which shall be at the cost and expense of the Company.

10.2 Repayment to the Company.

       The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after the due date for such payment; provided that the Trustee, such Paying Agent or such Conversion Agent, before being required to make any such return, may at the expense of the Company cause to be published once in the national edition of The Globe and Mail or other daily newspapers of national circulation in Canada or mail to each Holder entitled to the money or securities notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE 11
AMENDMENTS

11.1 Without Consent of Holders.

       The Company and the Trustee (or any successor trustee or Trustee appointed in compliance with this Indenture) may amend this Indenture or the Securities by way of supplemental indenture without the consent of any Securityholder:

       (a) to cure any ambiguity, defect or inconsistency provided, however, that the amendment to cure any ambiguity, defect or inconsistency does not adversely affect the rights of any Holder;

       (b) to provide for the succession of another person to the Company or the Trustee, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company or the Trustee, as the case may be, in compliance with Article 6, Article 9 or Section 12.16 as the case may be;

       (c) to add to the convenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company;

       (d) to make any change to comply with any Canadian federal or provincial Trust Indenture Legislation; or

       (e) make any other change that does not adversely affect the rights of any Holder.

11.2 With Consent of Holders.

       Except as provided in Section 11.1 above, neither the Company nor the Trustee may amend or modify this Indenture or the Securities by way of supplemental indenture unless an Extraordinary Resolution relating to such amendment or modification is passed or decided by an affirmative vote at a meeting of Securityholders duly held in accordance with Article 13 of this Indenture.

       It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

11.3 Compliance with Trust Indenture Legislation.

       Every supplemental indenture executed pursuant to this Article 11 shall comply with Trust Indenture Legislation as then in effect.

11.4 Revocation and Effect of Consents, Waivers and Actions.

       The Company may at its option by delivery of an Officers’ Certificate to the Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such Officers’ Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether the Holders of the requisite proportion of Securities have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver, or other act, and for that purpose the Securities shall be computed as such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

11.5 Notation on or Exchange of Securities.

       Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, replacement Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

11.6 Trustee to Sign Supplemental Indentures.

       The Trustee shall sign any supplemental indenture authorized pursuant to this Article 11 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing any supplemental indenture the Trustee shall be entitled to receive, and (subject to Trust Indenture Legislation) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

11.7 Effect of Supplemental Indentures.

       Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12
CONVERSION

12.1 Conversion Rights.

       A Holder of a Security may convert such Security into Common Shares at any time on or prior to the close of business on Maturity in accordance with this Article 12, provided that, if a Security is called for redemption pursuant to a Redemption Notice, the Holder is entitled to convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice accepting a Change of Control Offer may be converted only if the Change of Control Purchase Notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Paying Agent prior to the close of business on the Change of Control Date, in accordance with the terms of Article 8.

12.2 Conversion Rate.

       The number of Common Shares issuable upon conversion of a Security into Common Shares (the “Conversion Rate”) shall be 15.3846153846 shares per $1,000 Principal Amount of Securities. The Conversion Rate is subject to adjustment upon the occurrence of events described in this Article.

       A Holder may elect to convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

12.3 Conversion Procedure.

       (a) The Holder of a Security desiring to convert such Security in whole or in part into Common Shares shall surrender such Security to the Conversion Agent at either of its principal offices in Winnipeg, Manitoba or Toronto, Ontario together with notice (in the form attached to the Security) that the Holder is exercising the right to convert such Security in accordance with the provisions of this Article. Thereupon such Securityholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Conversion Agent, the Securityholder’s nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Conversion Date as the holder of the number of Common Shares into which such Security is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Securityholder or, subject as aforesaid, the Securityholder’s nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 12.3(e) hereof.

       (b) For the purposes of this Article, a Security shall be deemed to be received on the date (the “Conversion Date”) on which it is received by the Conversion Agent at one of its offices specified in Section 12.3(a); provided that no Security shall be surrendered for conversion on a day on which the stock transfer books of the Company shall be closed. The person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such stock transfer books shall be next reopened.

       (c) Any part, being $1,000 or an integral multiple thereof, of a Security in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Securities shall be deemed to include conversion of such part.

       (d) Upon a holder of any Security exercising the right of conversion in respect of only a part of the Security and surrendering such Security to the Trustee in accordance with Section 12.3(a), the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Security or Securities in an aggregate Principal Amount equal to the unconverted part of the Principal Amount of the Security so surrendered or, with respect to a Global Security, the Depository shall make notations on the Global Security of the Principal Amount thereof so converted.

       (e) Subject to the following sentence, the holder of a Security surrendered for conversion in accordance with this Section 12.3 shall not be entitled to receive accrued and unpaid interest from the latest Interest Payment Date up to and including the Conversion Date. If a Redemption Notice has been delivered with respect to such Security at any time prior to the Conversion Date, the Securityholder shall be entitled to receive all accrued and unpaid interest on the Security up to, but excluding, the Conversion Date. Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of holders of record on and after the Conversion Date or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 12.3(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

12.4 Fractional Shares.

       The Company will not issue a fractional Common Share upon conversion of a Security. Instead, the Company will deliver cash for the Current Market Price of the fractional Common Share, which shall be determined by multiplying the Current Market Price on (a) if the Conversion Date is a Trading Day, the Conversion Date or (b) if the Conversion Date is not a

Trading Day, the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent, one-half cent being rounded upward.

12.5 Transfer Taxes on Conversion.

       If a Holder converts a Security into Common Shares, the Company, rather than the Holder, shall be responsible for the payment of any documentary, stamp or similar issue or transfer tax due on the issuance of any Common Shares upon such conversion. However, the Holder shall pay any such tax that is due because the Holder requests the Common Shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the remittance by the Company of any income tax or other withholding required by law or regulations.

12.6 Provisions of Common Shares.

       The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Securities into Common Shares. All Common Shares delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from pre-emptive rights and free of any lien or adverse claim.

       The Company will use its best efforts to cause prompt compliance with all Canadian federal and provincial securities laws regulating the offer and delivery of Common Shares upon conversion of Securities, if any, and shall cause to be listed and posted for trading such Common Shares on each securities exchange on which the Common Shares are then listed.

12.7 Adjustment for Change in Capital Stock.

       If, after the Issue Date, the Company:

       (a) subdivides its outstanding Common Shares into a greater number of shares or consolidates its outstanding Common Shares into a smaller number of shares; or

       (b) distributes Common Shares to all holders of Common Shares by way of dividend, distribution or otherwise (other than an issue of Common Shares to holders of Common Shares who have elected to receive distributions in Common Shares in lieu of receiving cash dividends), then the Conversion Rate in effect immediately prior to such event shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect on the date immediately preceding the effective date or record date, as applicable, of such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately after giving effect to such event and the denominator of which shall be the total number of Common Shares outstanding on such date before giving effect to any event referred to in either (a) or (b) above.

       The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or consolidation.

12.8 Adjustment for Rights Issue.

       If the Company shall, while any of the Securities are outstanding, issue options, rights or warrants to, or share acquisition plans of any kind for, (collectively, “Options or Rights”) holders of its Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase or otherwise acquire Common Shares or securities convertible into Common Shares at a price per share less than the Current Market Price on the record date related to such issuance, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered for subscription or purchase would purchase at the Current Market Price on such record date.

       Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such Options or Rights.

       In case any Options or Rights referred to in this Section 12.8, in respect of which an adjustment shall have been made, expire unexercised, the Conversion Rate applicable to Securities that have not been converted or surrendered for conversion into Common Shares prior to the date of such expiration shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired Options or Rights. In determining whether any Options or Rights entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account the fair market value of any consideration received by the Company for such Options or Rights (the fair market value of any non-cash consideration to be determined in good faith by the Board of Directors, whose determination shall be conclusive, binding and described in a Board Resolution).

12.9 Adjustment for Distributions In Kind.

       If the Company shall fix a record date for distribution, by dividend or otherwise, to all holders of its Common Shares evidences of its indebtedness, shares of any class, securities, cash or assets (excluding (a) Common Shares, (b) any Options or Rights, (c) any dividend or distribution paid exclusively in cash) (such evidences of indebtedness, shares, securities, cash or assets being herein referred to as “Distributed Property”), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution (the “Reference Date”) by a fraction of which the numerator shall be the total number of Common Shares outstanding on the Reference Date multiplied by the Current Market Price on the Reference Date and the denominator shall be: (i) the product of total number of Common Shares outstanding on the Reference Date multiplied by the Current Market Price on the Reference Date minus (ii) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive, binding and described in a Board Resolution) of the Distributed Property on the Reference Date.

       Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the Reference Date.

       In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

12.10 Adjustment for Cash Distributions.

         If the Company shall fix a record date for the payment or making of a dividend or other distribution on its Common Shares exclusively in cash to all holders of Common Shares, excluding:

         (a) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company;

         (b) prior to October 1, 2008, any quarterly cash dividend on the Common Shares to the extent that the aggregate cash dividend per Common Share in any fiscal quarter does not exceed the greater of: (i) the amount per Common Share of the preceding quarterly cash dividend on the Common Shares to the extent that such quarterly dividend did not require an adjustment of the Conversion Rate pursuant to this clause, as adjusted to reflect subdivisions or consolidations of the Common Shares and (ii) 0.375% of the Current Market Price of the Common Shares on the declaration date of the dividend (any such excess amount, calculated on a per Common Share basis, being the “Excess Distribution Amount” ); and

         (c) on or after October 1, 2008, dividend or distribution in an aggregate amount that when combined with all other cash dividends and distributions made within the preceding one year period do not exceed 5% of the product of the Current Market Price of the Common Shares multiplied by the number of Common Shares then outstanding on the date fixed for the determination of shareholders entitled to receive the dividend or distribution;

the Conversion Rate shall be adjusted as provided in this Section 12.10.

         In the case of a dividend or a distribution made prior to October 1, 2008, for which the Conversion Rate must be adjusted under this Section 12.10, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction, (a) the numerator of which shall be the

Current Market Price on such record date; and (b) the denominator of which shall be the Current Market Price on such record date less the Excess Distribution Amount.

       In the case of a dividend or a distribution made on or after October 1, 2008 for which the Conversion Rate must be adjusted under this Section 12.10, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction, (a) the numerator of which shall be the Current Market Price on such record date; and (b) the denominator of which shall be the sum of:

(i)	the Current Market Price on such record date, less the amount of such dividend or distribution, including all other cash dividends and distributions made within the preceding one year period, as applicable to one Common Share; and

(ii)	the amount equal to the greater of: (A) the aggregate amount per Common Share of the preceding four quarterly cash dividends on the Common Shares to the extent that such quarterly dividends would not have required a Conversion Rate adjustment if Section 12.10(b) was still applicable, as adjusted to reflect subdivisions or consolidations of the Common Shares and (B) 1.5% of the Current Market Price on such record date.

       If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

       Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

12.11 Adjustment for Issuer Bid.

       If an issuer bid or a tender or exchange offer made by the Company or a Subsidiary for all or any portion of the Common Shares shall expire and such issuer bid or tender or exchange offer shall require the payment by the Company or a Subsidiary of cash or other consideration (based on the acceptance of all Common Shares validly tendered or exchanged and not withdrawn up to any maximum specified in the terms of the issuer bid or tender or exchange offer, such shares, up to such maximum, the “Purchased Shares”) having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) (the “FMV”) that, when combined with the aggregate of:

       (a) any cash and the fair market value of other consideration (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the expiration of such issuer bid, tender, or exchange offer payable in respect of an issuer bid or a tender or exchange offer by the Company or a Subsidiary for Common Shares concluded within the preceding 12 months which did not trigger an adjustment to the Conversion Rate, and

       (b) the amount of any dividends or other distributions made by the Company to all holders of Common Shares made exclusively in cash and made within the 12 months preceding such issuer bid or tender or exchange offer which did not trigger an adjustment to the Conversion Rate pursuant to Section 12.10, exceeds 10% of the product of the Current Market Price, multiplied by the number of Common Shares then outstanding, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction, of which the numerator shall be the sum of: (a) FMV and (b) the product of the number of Common Shares outstanding (less the Purchased Shares) and the Current Market Price at the Expiration Time, and of which the denominator shall be the product of the number of Common Shares outstanding (including any Purchased Shares) at the Expiration Time and the Current Market Price as of the Expiration Time. “Expiration Time” means the last time issuer bids, tender or exchanges could have been made pursuant to such issuer, tender or exchange offer.

       Such adjustment shall become effective immediately prior to the opening of business on the next Trading Day immediately following the Expiration Time. If (a) no Common Shares are validly accepted in such issuer bid, tender or exchange offer or (b) the Company is obligated to purchase Common Shares pursuant to any such issuer bid, tender or exchange offer, but the Company is permanently prevented by the applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such issuer bid, tender or exchange offer had not been made.

12.12 When Adjustment May be Deferred.

       No adjustments in the Conversion Rate need be made unless the cumulative effect of such adjustments would require an increase or decrease of at least 1 percent (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (one percent of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

       All calculations under this Article 12 shall be made to the nearest cent or to the nearest 1/1,000,000,000 of a share, as the case may be, with one-half of a cent and 5,000,000,000/10,000,000,000 of a share being rounded upwards.

12.13 When No Adjustment Required.

       No adjustment in the Conversion Rate need be made for a transaction referred to in Section 12.7(b), 12.8, 12.9, 12.10 or 12.11 if the Company determines that the Securityholders are permitted to participate in the transaction (subject to the prior consent of the TSX and any other exchange the Securities are listed on) on a basis and with notice that the Board of Directors determines is fair and appropriate in light of the basis on which holders of Common Shares participate in the transaction; the Board’s determination shall be conclusive and binding.

       No adjustment in the Conversion Rate need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest or on account of the granting or exercise of options under the Company’s stock option plan or plans from time to time.

       No adjustment of the Conversion Rate will result in zero or a negative number.

       To the extent that a Holder becomes entitled to receive cash pursuant to the terms of Section 12.9, 12.10 or 12.16 no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

12.14 Notice of Adjustment.

       Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company’s auditors briefly stating the facts requiring the adjustment and the manner of computing it. The Trustee will promptly mail such notice to Securityholders, at the Company’s expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

12.15 Notice of Certain Transactions.

       If:

       (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 12.7, 12.8, 12.9, 12.10 and 12.11 (unless no adjustment is to occur pursuant to Section 12.13); or

       (b) the Company takes any action that would require a supplemental indenture pursuant to Section 12.16 or 12.18; or

       (c) there is a liquidation or dissolution of the Company;

then the Company shall file with the Trustee (who shall mail such notice to Securityholders) and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or issuance or the proposed effective date of an issuer bid, exchange or tender offer, a subdivision, recapitalization, reclassification, change, consolidation, amalgamation, merger, combination, compulsory share exchange, sale, transfer, lease, liquidation or dissolution. The Company shall file such notice, and cause the Trustee to mail such notice, at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

12.16 Effect of Reclassification, Consolidation, Amalgamation, Merger or Sale.

       If any of the following events occur, namely

       (a) any recapitalization or reclassification or change of the outstanding Common Shares (other than a subdivision or combination to which Section 12.7 applies);

       (b) any consolidation, amalgamation, merger or combination of the Company with, or merger of the Company into, another Person, or any merger of another Person into the Company, as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares;

       (c) any sale, transfer or lease of all or substantially all of the properties and assets of the Company to any other Person; or

       (d) compulsory share exchange as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, (a “Transaction”)

then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that the Security shall be convertible into the kind and amount of shares or other securities or property or assets (including cash) receivable upon such Transaction by a holder of Common Shares (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Securities) immediately prior to such Transaction assuming such holder of Common Shares (a) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person, and (b) failed to exercise such person’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Transaction (provided that, if the kind or amount of securities, cash or other property receivable upon such Transaction is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“Non-Electing Share”)), then for the purposes of this Section 12.16 the kind and amount of securities, cash or other property receivable upon such Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of the Non-Electing Shares. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. The above provisions of this Section 12.16 shall similarly apply to successive Transactions. Securityholders will have no voting rights with respect to any Transaction described in this Section. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 14.2 promptly upon such execution.

       Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such Transaction or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

12.17 Deferred Adjustment for Special Distributions.

       If the Company makes a dividend or distribution contemplated by Section 12.8, 12.9 or 12.10 to all holders of its Common Shares of any of its assets, cash or debt securities or any rights, warrants or options to purchase securities of the Company and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, debt securities or rights, warrants or options to purchase securities of the Company distributed to shareholders of the Company exceeds on a per Common Share basis the Current Market Price by less than $0.50 or where the Current Market Price exceeds the fair market value (as determined above) of such portion of assets, debt securities or rights, warrants or options so distributed by less than $0.50, then, there shall be no adjustment to the Conversion Rate and in lieu thereof, from and after the record date for determining the holders of Common Shares entitled to receive the distribution immediately after conversion, a Holder of a Security who elects to convert such Security in accordance with the provisions of this Indenture shall be entitled to receive as a distribution, in addition to the Common Shares issuable on the conversion, the kinds and amounts of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

12.18 Overriding Limitation on Conversion Right.

       Notwithstanding the provisions of Sections 12.16 and 12.17, if any of the events referred to in such sections occur on or before October 1, 2008:

       (a) and, as a result of which, holders of Common Shares would be entitled to receive any stock, other securities or other property or assets (including cash), other than securities prescribed for purposes of section 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (“Prescribed Securities”), with respect to or in exchange for such Common Shares (other than any such event (a “Cash-Out Transaction”) in which all or substantially all of the Common Shares are exchanged for (i) cash or (ii) securities which are redeemable for cash within 60 days of their issue or (iii) any combination of (i) and (ii)) then the Company or the successor, as the case may be, shall execute with the Trustee a supplemental indenture providing that in respect of any Securities surrendered for conversion following such event and on or before October 1, 2008, the Securities shall be convertible into the Prescribed Securities of a type specified by the Board of Directors and identified in the supplemental indenture referred to in clause (c) below and the Conversion Rate shall be adjusted so that the kind and amount of Prescribed Securities into which each Security is convertible immediately following such event shall be equivalent in value (as determined by the Board of Directors whose determination shall be conclusive and binding) to the value of the property a Holder of the Security would have been entitled to receive had the Holder converted the Security to Common Shares immediately prior to such event and, in the circumstances contemplated by this Section 12.18, no Holder shall have the right upon the surrender of Securities for conversion on or before October 1, 2008 to the property which holders of Common Shares shall be entitled to receive as a result of such event;

       (b) if the event is a Cash-Out Transaction, then without any further act or formality, the Securities shall cease to be convertible from the effective time of the Cash-Out Transaction. Nothing in this Section 12.18 shall limit the right of a Holder of a Security to surrender the Security for conversion pursuant to the terms of this Indenture prior to the effective time of a Cash-Out Transaction or to tender the Security to a Change of Control Notice pursuant to the terms of this Indenture; and

       (c) where Section 12.18(a) applies, the Trustee and the Company shall execute a supplemental indenture modifying the provisions of this Indenture relating to the conversion rights applicable to the Securities following such event, including without limitation the applicable provisions of this Article and the definition of Common Shares and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), and to make such provisions apply in the event of a subsequent event similar to the event described above to the Prescribed Securities and the issuer thereof if different from the Company and the Common Shares (in lieu of the Company and Common Shares).

12.19 Company Determination Final.

       Any determination that the Company or the Board of Directors must make pursuant to this Article 12 shall be conclusive.

12.20 Trustee’s Adjustment Disclaimer.

       The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 12.16 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and make no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 12. The Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.20 as the Trustee.

12.21 Simultaneous Adjustments.

       If this Article 12 requires adjustments to the Conversion Rate under more than one of Section 12.7, 12.8, 12.9, 12.10 and 12.11, and the record dates for the distributions giving rise to such adjustments will occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 12.7, second, the provisions of Section 12.9, third, the provisions of Section 12.8 fourth, the provisions of Section 12.10 and fifth, the provisions of Section 12.11.

12.22 Successive Adjustments.

       After an adjustment to the Conversion Rate under this Article 12, any subsequent event requiring an adjustment under this Article 12 shall cause an adjustment to the Conversion Rate as so adjusted.

ARTICLE 13
MEETING OF SECURITYHOLDERS

13.1 Convening of Meetings

       The Trustee or the Company may at any time and from time to time, and the Trustee shall on requisition in writing made by the Company or by the holders of at least 25% of the principal amount of the Securities and upon receiving sufficient funds and an indemnity satisfactory to the Trustee, convene a meeting of Securityholders. If the Trustee fails to convene a meeting after requisition made as aforesaid the Company or the holders of at least 25% of the principal amount of the Securities, as the case may be, may convene such meeting. Every such meeting shall be held at Saskatoon, Saskatchewan or at such other place as the Trustee may approve.

13.2 Notice

       At least 21 days’ previous notice of any meeting shall be given to the Securityholders and such notice shall state the time when and the place where the meeting is to be held and shall set out the general nature of the business to be transacted thereat. The notice shall be given in the manner provided in Article 14 hereof, and a copy thereof shall be sent by prepaid ordinary mail to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. A Securityholder may waive notice of a meeting either before or after the meeting.

13.3 Quorum

       Subject to the provisions of Section 13.5 and 13.12 hereof, a quorum at any meeting of the Securityholders shall consist of Securityholders present in person or by proxy and representing at least 25% in principal amount of the Securities. The chairman of any such meeting at which a quorum exists may, with the consent of the holders of a majority in principal amount of the Securities present or represented by proxy thereat, adjourn any such meeting and no notice of such adjourned meeting need be given except such notice, if any, as the meeting so adjourned may prescribe.

13.4 Chairman

       Some person nominated by the Trustee, who need not be a Securityholder, shall be chairman of the meeting.

13.5 Procedure When Quorum Not Present

       If a quorum of the Securityholders shall not be present within half an hour after the time fixed for holding any meeting, the meeting, if convened by or on the requisition of Securityholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-Business Day in which case it shall be adjourned to the following Business Day) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. If at the adjourned meeting a quorum be not present, the Securityholders then present or represented by proxy shall constitute a quorum for the transaction of the business for which the meeting was convened.

13.6 Show of Hands

       Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be taken in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

13.7 Poll

       On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Securityholders or proxies for Securityholders, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Securities represented at the meeting and voted on the poll.

13.8 Voting

       On a show of hands every person who is present and entitled to vote, whether as a Securityholder or as proxy for one or more Securityholders or both, shall have one vote. On a poll each Securityholder present in person or represented by proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Securities of which the person shall then be the holder. A proxy holder need not be a Securityholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Securities of which they are joint holders.

13.9 Proxies

       A Securityholder may be present and vote at any meeting of Securityholders by an authorized representative. The Company, if it has convened the meeting or the Trustee in any other case (for the purpose of enabling the Securityholders to be present and vote at any meeting without producing their Securities, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held) may from time to time make and vary such regulations as it shall think fit providing for any or all of the following matters:

       (a) the form of the instrument of proxy and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Securityholder;

       (b) the deposit of such certificates and/or instruments of proxy at such place as the Trustee (or the Company in case the meeting is convened by it) may in the notice convening the meeting direct, and the time before the holding of the meeting, or adjourned meeting, when the same shall be deposited; and

       (c) the lodging of such certificates and/or instruments of proxy at some place or places other than the place at which the meeting is to be held and for particulars of such instruments of proxy to be sent by facsimile or otherwise transmitted before the meeting to the Company or to the Trustee at the place where the same is to be held, and that instruments of proxy so deposited may be voted as though the instruments themselves were produced at the meeting.

       Any regulations so made shall be binding and effective, and the votes given in accordance therewith shall be valid and shall be counted.

13.10 Persons Who May Attend

       The Company, the Trustee, and the Securityholders (by their respective employees, officers and directors where applicable), and the legal advisors of the Company, the Trustee and any Securityholder, may attend any meeting of the Securityholders.

13.11 Powers Exercisable By Extraordinary Resolution

       In addition to all powers hereinbefore given, a meeting of the Securityholders shall have the following powers exercisable from time to time, by Extraordinary Resolution only:

       (a) power to direct or authorize the Trustee to grant extensions of time for payment of any principal or interest on the Securities, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue;

       (b) power to direct or authorize the Trustee, subject to the Trustee receiving funding and indemnity, to exercise any power, right, remedy or authority given to it by this Indenture or the Securities in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

       (c) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company, or for the consolidation, amalgamation or merger of the Company into or with any other corporation, or for the transferring, selling or leasing of the property or any part thereof of the Company, when the consent of the holders of Securities may be required thereto;

       (d) power, with the approval of the Company, to sanction the exchange of the Securities for, or the conversion of the Securities into, shares, securities, mortgage securities, bonds or any other securities of the Company or any other corporation formed or to be formed;

       (e) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or securities of the Company;

       (f) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 13.11(e);

       (g) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Securityholders against the Company, or against its property, whether such rights shall arise under this Indenture or the Securities or otherwise;

       (h) power to assent to any modification of or change in or omission from or addition to the provisions contained in this Indenture or in any deed or instrument supplemental hereto which shall be agreed to by the Company, and to authorize the Trustee to concur in and execute any indenture supplemental to this Indenture embodying any such modification, change, omission or addition;

       (i) power to restrain any holder of any Securities from taking or instituting any action or other proceeding for the payment of principal or interest, or for the execution of any trust or power hereunder, or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or for any other remedy hereunder and to require such holder of any Debenture to waive any default or defaults by the Company hereunder on which any action or proceeding is founded; and, in case any action or other proceedings shall have been brought by any holder or holders of any Securities after failure of the Trustee to act, power to direct such holder or holders and the Trustee to waive the default in respect of which such action or other proceeding shall have been brought, upon payment of the costs, charges and expenses incurred in connection therewith, and to stay or discontinue or otherwise deal with any such action or other proceeding;

       (j) power from time to time to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise on behalf of the Securityholders such of the powers of the Securityholders exercisable by Extraordinary Resolution or other resolution as shall be included in such appointment. The resolution making such appointment may provide for payment of the expenses and disbursements of and remuneration to such committee and the Trustee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it, and the members need not be themselves Securityholders. Every such committee may elect its chairman, and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Securityholders. Neither the committee nor any member thereof nor the Trustee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

       (k) power to remove the Trustee and to appoint a new Trustee to take the place of the Trustee so removed; and

       (l) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Securityholders.

13.12 Definition of Extraordinary Resolution

       The expression “Extraordinary Resolution“ when used in this Indenture means a resolution passed at a meeting of Securityholders duly convened for that purpose and held in accordance with the provisions herein contained at which the holders of at least 25% of the principal amount of the Securities are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Securities present or represented by proxy at the meeting given on a poll.

13.13 Powers Cumulative

       Any one or more of the powers and any combination of the powers in this Indenture stated to be exercisable by the Securityholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of them from time to time shall not be deemed to exhaust the right of the Securityholders to exercise such power or powers or combination of powers thereafter from time to time.

13.14 Minutes

       Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated, and until the contrary is proved every such meeting, in respect of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

13.15 Instrument In Lieu of Extraordinary Resolution

       Notwithstanding the foregoing provisions of this Indenture, any resolution or instrument signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Securities shall have the same force and effect as an Extraordinary Resolution.

13.16 Evidence of Instruments of Securityholders

       (a) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Securityholders may be in any number of concurrent instruments of similar tenor signed or executed by such Securityholders.

       (b) The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.17 Binding Effect of Resolutions

       Every resolution and every Extraordinary Resolution passed at a meeting of the Securityholders held in accordance with the provisions herein contained shall be binding upon all Securityholders, whether present at or absent from such meeting, and every instrument in writing signed by Securityholders in accordance with Section 13.15 shall be binding upon all the Securityholders, whether signatories thereto or not, and each and every Securityholder and the Trustee (subject to Section 11.6 and the provisions for its indemnity otherwise herein contained) shall be bound to give effect thereto accordingly.

ARTICLE 14
MISCELLANEOUS

14.1 Trust Indenture Legislation Controls.

       This Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. Without limiting the foregoing, the Trustee and the Company each agree to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon each of them in connection with this Indenture.

14.2 Notices.

       Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

Cameco Corporation

2121 – 11th Street West

Saskatoon, Saskatchewan
S7M 1J3

Fax:	(306) 956-6312
Attention:	Senior Vice-President,
Law, Regulatory Affairs and
Corporate Secretary

if to the Trustee:

CIBC Mellon Trust Company

Suite 750
One Lombard Place
Winnipeg, Manitoba

R3B 0X3

Fax: Attention:	(204) 956-2369 Manager

      The Company or the Trustee by notice to the others may designate additional or different addresses for the subsequent notices or communications.

       Any notice or communication given to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee. Notices to a Trustee shall be deemed given only upon receipt of such notice by the Trustee.

       If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

       Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       If by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice.

14.3 Communication by Holders with Other Holders.

       (a) A Securityholder may, upon payment to the Trustee of a reasonable fee, require the Trustee to furnish within 10 Business Days after receiving the affidavit referred to below, a list setting out (i) the name and address of every registered Securityholder, (ii) the aggregate Principal Amount owned by each registered Securityholder, and (iii) the aggregate Principal Amount of the Securities then outstanding. The affidavit shall contain (i) the name, address and occupation of the Securityholder, (ii) where the applicant is a corporation, its name and address for service, and (iii) a statement that the list will not be used except for corporate purposes. Where the Securityholder is a corporation, the affidavit shall be made by a director or officer of the corporation.

       (b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor any other obligor nor the Trustee nor any agent of any of them shall be held accountable for reason of the disclosure of any such list of the names and addresses of Securityholders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation.

       (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Company, if made in the manner provided in this Section.

       (d) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

       (e) The ownership of Securities shall be proved by the principal register.

       (f) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.

       If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

       (g) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

14.4 Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture or otherwise upon the demand of the Trustee, the Company shall furnish to the Trustee:

       (a) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

       (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedents, if any, have been complied with,

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

14.5 Statements Required in Certificate or Opinion.

       Each certificate or opinion, including any Officers’ Certificate or Opinion of Counsel, with respect to compliance with a covenant or condition provided for in this Indenture (other than certificates provided pursuant to Section 4.2) shall include:

       (a) a statement that each person making such certificate or opinion has read and understands such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (c) a statement that, in the opinion of each such person, such person has made such examination or investigation as is necessary to enable such person to make the statement or express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement that, in the opinion of such person, such covenant or condition has been compiled with or satisfied.

       Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

14.6 Severability Clause.

       In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

       The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

14.8 Governing Law.

       This Indenture and the Securities shall be governed by and construed in accordance with the laws of the Province of Saskatchewan, as applied to contracts made and performed within the Province of Saskatchewan.

14.9 No Recourse Against Others.

       A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

14.10 Successors.

       All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

14.11 Multiple Originals.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

14.12 Legal Holidays.

       If any date specified in this Indenture or the Securities for the occurrence of any event (including the giving of notice and the making of a payment) shall not be a Business Day, then such event shall occur on the next succeeding date that is a Business Day with the same force and effect as if such event had occurred on the date originally specified, and, if such event is a payment in respect of the Securities, no Interest or Default Interest, if any, shall accrue for the intervening period.

14.13 Table of Contents, Headings, etc.

       The table of contents, titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

14.14 Benefits of Indenture.

       Nothing in this Indenture or in the Securities, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

14.15 Documents in English.

       Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating hereto, including the form of Global Security attached hereto as Exhibit A, be drawn up in the English language only. Les parties aux présentes reconnaissent avoir accepté et demandé que le present acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture globale joint aux présentes à titre d’annexe A, soient rédigés en langue anglaise seulement.

● The remainder of this page has been left blank intentionally *

     IN WITNESS WHEREOF, the parties have caused this Indenture to be executed by their respective duly authorized officers as of the day and year first above written.

CAMECO CORPORATION

by	“Gary M.S. Chad”
Name: Gary M.S. Chad
Title: Senior Vice-President, Law, Regulatory Affairs and Corporate Secretary

by	“Rita M. Mirwald”

Name: Rita M. Mirwald
Title: Senior Vice-President, Human Resources and Corporate Relations

CIBC MELLON TRUST COMPANY, as Trustee

by	“Gloria Gherasim”

Name: Gloria Gherasim
Title: Manager, Client Relations

by	“Geralyn Krowles”

Name: Geralyn Krowles
Title: Account Manager

EXHIBIT A

CAMECO CORPORATION

5% Convertible Subordinated Debenture due October 1, 2013

No.: ◆	Principal Amount: $◆

Issue Date: ◆, 2003

CUSIP #: [13321L AD 0]
[or]
[13321L AE 8] [if Restricted Security]

     CAMECO CORPORATION, a company duly organized and subsisting under the laws of Canada (herein referred to as the “Company”), for value received, hereby promises to pay to _______or registered assigns, the Principal Amount of _______ Canadian Dollars on October 1, 2013.

     This Security shall bear interest and the interest shall accrue and be calculated in the manner and shall be paid as specified on the reverse of this Security. This Security is subject to redemption and conversion as specified on the reverse of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to in this Security.

     [If Global Security, insert following legend: “This Security is a Global Security within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Security may not be transferred to or exchanged for Securities registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Security authenticated and delivered for registration of transfer of, or in exchange for, or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances described in the Security.

     Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein.”]

[If Restricted Security, insert following U.S. legend: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE.”

     Additional provisions of this Security, which are qualified in their entirety by the provisions of the Indenture (as defined in paragraph 4 of this Security), are set forth on the Reverse of this Security, which additional provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF CAMECO CORPORATION has caused this security to be signed by its authorized representatives as of the ___day of ___, ___.

CAMECO CORPORATION

by	_____________________________________________
Name:
Title:
by	______________________________________________
Name:
Title:

     This Security is one of the 5% Convertible Subordinated Debentures due October 1, 2013 referred to in the Indenture within mentioned.

CIBC MELLON TRUST COMPANY

By: ________________________
(Authorized Signatory)

REVERSE OF THIS SECURITY

Cameco Corporation

5% Convertible Subordinated Debenture due October 1, 2013

1. Interest

     (a) The Company shall pay interest (“Interest”) on the Principal Amount of this Security in arrears in semi-annual instalments on April 1 and October 1 of each year (the “Interest Payment Dates”) at the rate of 5% per annum computed on the basis of a 365 day year. Subject to the terms and conditions of the Indenture hereinafter referred to, Interest shall accrue from and including the most recent date to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for, from and including September 25, 2003. Interest shall cease to accrue on (and excluding) the earlier of (i) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (ii) any Conversion Date, Redemption Date, Change of Control Purchase Date or other date on which Interest shall cease to accrue in accordance with Section 2.15 of the Indenture. The first Interest payment shall be made on April 1, 2004 in the amount of $25.89 per $1,000 Principal Amount.

     (b) If the Principal Amount or any portion of the Principal Amount is not paid when due (whether upon acceleration pursuant to Section 7.2 of the Indenture, upon the Redemption Date (as defined in the Indenture) or on the Business Day following the Change of Control Purchase Date (as defined in the Indenture) or upon October 1, 2013 (“Maturity”) or if Interest is not paid when due upon the Interest Payment Dates provided for in Section 1(a) hereof, or if Common Shares (or cash in lieu of fractional shares) are not delivered when due upon the conversion of this Security, or if Additional Amounts are not paid when due, then in each such case the Company shall pay on demand interest (“Default Interest”) on the overdue amount at the rate of 5% per annum, compounded semi-annually, which Default Interest (to the extent payment of such Default Interest shall be legally enforceable) shall accrue from the date such overdue amount was due to, but excluding, the date payment of such amount, including Default Interest thereon, has been made or duly provided for.

     The Company will pay to the registered Holder of this Security such Additional Amounts as may become payable under Section 4.2 of the Indenture.

2. Method of Payment

     Subject to the terms and conditions of the Indenture and certain exceptions contained therein, the Company will make payments or, if the Share Payment Option is exercised in connection with a payment on a Redemption Date or at Maturity, the Company shall issue Common Shares, in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Maturity, or at the close of business on the Change of Control Purchase Date or Conversion Date (where applicable), or on the next preceding April 1 or October 1 (to holders of record on March

24 and September 23 (or if not a Business Day, the preceding Business Day), as the case may be, prior to the applicable Interest Payment Date), respectively, on which Interest is payable, as the case may be. Holders must surrender Securities to the Paying Agent or Conversion Agent, as the case may be, to collect payments in respect of the Securities, other than payments of only Interest or Default Interest accrued thereon. Interest will be payable at the office of the Paying Agent, except that, at the option of the Company, payment of Interest hereon and any Default Interest hereon may be made by cheque mailed by first-class mail to the address of the person entitled thereto at such address as shall appear in the principal register for the Securities or by electronic transfer of funds or other means of acceptable to the Paying Agent.

     Pursuant to Section 2.5 of the Indenture the Company may elect to pay Interest thereon by delivering Common Shares to the Trustee, which the Trustee is obligated to sell and use the proceeds to satisfy the Interest obligation.

3. Paying Agent, Conversion Agent and Registrar

     Initially, CIBC Mellon Trust Company (the “Trustee”) will act as Registrar, Conversion Agent and Paying Agent. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar upon notice to the Trustee and the Holders. The Company or any Subsidiaries or Affiliates of the Company may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the Securities under an Indenture dated as of September 25, 2003 (the “Indenture”) between the Company and the Trustee and subject to the terms and conditions thereof. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. To the extent that the terms of this Security are inconsistent with the Indenture, the Indenture shall govern.

     The Securities are subordinated unsecured general obligations of the Company limited to the aggregate Principal Amount of $230,000,000 (subject to Section 2.14 of the Indenture which provides for the issue of replacement securities in certain events).

5. Subordination

     The indebtedness evidenced by this Security is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

     No payment of any Principal Amount, Redemption Price, Change of Control Purchase Price, accrued or unpaid Interest, Additional Amounts or Default Interest, if any, in respect of this Security will be made:

(a)	if any Senior Indebtedness is not paid when due and such default has not been cured or waived or ceased to exist; or

(b)	if the maturity date of any Senior Indebtedness has been accelerated because of a default and either such acceleration has not been rescinded or such Senior Indebtedness has not been repaid.

6. Redemption at the Option of the Company

     On or after October 1, 2008, the Company may at its option, redeem the Securities in whole at any time or in part from time to time at a redemption price equal to 100% of the Principal Amount thereof plus accrued and unpaid Interest thereon to but excluding the Redemption Date (the “Redemption Price”).

     In addition, the Securities are redeemable, in whole but not in part, at the option of the Company for cash in Canadian dollars at any time upon not less than 30 days’ nor more than 60 days’ notice at the Redemption Price in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts in accordance with Section 4.2 of the Indenture as a result of any change in, or amendment to, the laws (or any regulations promulgated hereunder) of Canada (or any political subdivision or taxing authority thereof or therein) or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after September 18, 2003; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor under the Securities).

     If fewer than all the Securities are to be redeemed, the Securities will be redeemed in Principal Amounts of $1,000 or integral multiples of $1,000 pro rata or by another method that complies with the requirements of the TSX or any other exchange on which the Securities are listed or quoted and that the Trustee shall deem fair and appropriate.

7. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If a combination of cash and Common Shares (if the Company elects to exercise the Share Payment Option) sufficient to satisfy the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date are deposited with the Paying Agent prior to or on the Redemption Date, on and after such Redemption Date, Interest shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000 Principal Amount.

8. Share Payment Option

     The Company may at its option and subject to receiving all applicable regulatory approvals, unless an Event of Default has occurred and is continuing, elect to satisfy its obligations to pay all or a specified percentage of the outstanding principal amount of Securities upon redemption or Maturity by issuing and delivering to the Holder, for each $1,000 Principal Amount of Securities, that number of fully paid and non-assessable and freely tradeable

Common Shares obtained by dividing such Principal Amount by 95% of the Current Market Price of the Securities on the applicable Redemption Date or at Maturity, as the case may be, in accordance with Sections 2.7, 2.8 and 2.9 of the Indenture. No fractional Common Shares will be issued to the holders of Securities, however in lieu thereof, the Company shall pay to the Trustee, on account of the Holders, the cash equivalent thereof determined on the basis of the Current Market Price on the Redemption Date or at Maturity, as the case may be.

     To exercise the Share Payment Option, the Company must, in the case of a redemption of Securities, so state in the applicable Redemption Notice, or in the case of payment at Maturity provide the Payment Option Notice as described in the Indenture.

9. Purchase of Securities by the Company

     Subject to compliance with applicable law and provided that an Event of Default has not occurred and is not continuing, the Company may, at any time and from time to time, purchase Securities in the market or by tender or by contract, at any price. All Securities so purchased shall be delivered to the Trustee and shall be cancelled and no Securities shall be issued in substitution for such Securities.

10. Change of Control

     In the event of any Change of Control (as defined in the Indenture) of the Company, the Company must, within 20 Business Days after the occurrence of the Change of Control, make an offer to all Holders to purchase (a “Change of Control Offer”) all outstanding Securities properly tendered pursuant to such offer on the date that is 35 Business Days after the occurrence of the Change of Control (the “Change of Control Purchase Date”) for a cash price (the “Change of Control Purchase Price”) equal to the sum of 100% of the aggregate Principal Amount of the Securities plus accrued and unpaid Interest thereon to but excluding the Change of Control Purchase Date.

     If on the Business Day following the Change of Control Purchase Date the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered as specified in Section 8.1(d) of the Indenture then after the Change of Control Purchase Date such Security shall cease to be outstanding, Interest on such Security shall cease to accrue and the Principal Amount of the Security and the amount of accrued and unpaid Interest thereon to, but excluding the Change of Control Purchase Date, will be fully satisfied and all other rights of the Holder shall terminate (other than the right to receive the Change of Control Purchase Price and Default Interest, if any, upon surrender of such Security).

     Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the terms and provisions of the Indenture.

     If 90% or more in aggregate Principal Amount of the Securities outstanding on the date the Trustee provides the Change of Control Offer to each Holder has been tendered for purchase pursuant to the Change of Control Offer on the Change of Control Purchase Date, the Company shall have the right and obligation upon written notice provided to the Trustee within 10 days following the expiration of the Change of Control Offer, to redeem and shall redeem all the Securities remaining outstanding on the expiration of the Change of Control Offer at the Change of Control Purchase Price.

11. Conversion

     Subject to the next succeeding sentence, a Holder of a Security may convert it into Common Shares at any time prior to the close of business on Maturity in accordance with the Indenture, provided that if the Security is called for redemption, the Holder is entitled to convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice accepting a Change of Control Offer may be converted only if such Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     A Holder may elect to convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. The initial Conversion Rate is 15.3846153846 Common Shares per $1,000 Principal Amount of Securities. The Conversion Rate is subject to adjustment upon the occurrence of certain events described in the Indenture. The Company will deliver cash in lieu of any fractional Common Share.

     The Holder of a Security desiring to convert the Security in whole or in part into Common Shares shall surrender such Security to the Conversion Agent at either of its principal offices in Winnipeg, Manitoba or Toronto, Ontario together with notice (in the form attached to this Security) indicating that the Holder is exercising the right to convert this Security in accordance with the provisions of the Indenture. Upon surrender of the Security and delivery of the notice the Securityholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Conversion Agent, the Securityholder’s nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Conversion Date as the holder of the number of Common Shares into which this Security is convertible in accordance with the provisions of the Indenture and, as soon as practicable thereafter, the Company shall deliver to such Securityholder or, subject as aforesaid, the Securityholder’s nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 12.3(e) of the Indenture.

     Subject to the following sentence, the holder of a Security surrendered for conversion in accordance with the Indenture shall not be entitled to receive accrued and unpaid interest from the latest Interest Payment Date up to and including the Conversion Date. If a Redemption Notice is delivered at any time prior to the Conversion Date, the Securityholder will be entitled to receive all accrued and unpaid interest on the Security up to, but excluding, the Conversion Date.

     If the Company is a party to a consolidation, amalgamation, merger or binding share exchange, a transfer or distributions or certain other transactions described in the Indenture, the right to convert a Security may be changed into a right to convert it into securities, property or assets (including cash) of the Company or another person.

     No payment or adjustment will be made for dividends or other distributions on the Common Shares except as provided in the Indenture.

12. Denominations; Transfer; Exchange

     The Securities are issued in denominations of $1,000 and integral multiples thereof in fully registered form, without coupons. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

13. Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14. Amendments; Waiver

     Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended if an Extraordinary Resolution relating to such amendment or modification is passed or decided by an affirmative vote at meeting of Securityholders duly held in accordance with Article 13 of the Indenture.

     Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities: (i) to cure any ambiguity, defect or inconsistency provided, however, that the amendment to cure any ambiguity, defect or inconsistency does not adversely affect the rights of any Holder; (ii) to provide for the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company, in compliance with Article 6, Article 9 or Section 12.16 of the Indenture; (iii) to add to the convenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company; (iv) to make any change to comply with any Canadian federal or provincial Trust Indenture Legislation; or (v) make any other change that does not adversely affect the rights of any Holder.

     Certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.

     Every resolution and every Extraordinary Resolution duly passed in accordance with the provisions of the Indenture shall be binding on all Securityholders.

15. Defaults and Remedies

     Under the Indenture, Events of Default include:

     (a) a default in payment of Interest on any Security (or Additional Amounts relating thereto) when the same becomes due and payable, and such default continues for a period of 10 days;

     (b) a default in the payment of the Principal Amount, Redemption Price (in either case, in cash or by delivery of Common Shares pursuant to the Share Payment Option) or Change of Control Purchase Price on any Security (or Additional Amounts relating thereto) when the same becomes due and payable, whether at Maturity of such Security, upon redemption, upon declaration, when due for purchase by the Company, or otherwise (whether or not such payment shall be prohibited by this Indenture);

     (c) failure on the part of the Company to comply with any material covenant or condition in the Securities or the Indenture (other than those referred to in clause (a) and (b) above) and such failure continues for 30 days after receipt by the Company of a Notice of Default (as defined below);

     (d) failure on the part of the Company to deliver Common Shares (or cash in lieu of fractional shares) in accordance with the terms hereof when such Common Shares (or cash in lieu of fractional shares) are required to be delivered, upon conversion of a Security and any such failure is not remedied for a period of 10 days.

     (e) the Company pursuant to or under or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

     (f) a court of competent jurisdiction in any involuntary case or proceeding entering a Bankruptcy Order against the Company, with such Bankruptcy Order remaining unstayed and in effect for 15 consecutive days;

     (g) the appointment of a Custodian out of court with respect to the Company, or with respect to all or any substantial part of the property of the Company, or any encumbrancer shall take possession of all or any substantial part of the property of the Company; or

     (h) a default by the Company under the terms of any agreement or instrument evidencing or under which the Company has at the date of the Indenture or hereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate amount thereof so accelerated exceeds $30,000,000 and such acceleration is not rescinded or annulled within five Business Days after receipt by the Company of a Notice of Default; provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any Holders.

     A Default under clause (c) or clause (h) of this paragraph 15 is not an Event of Default until the Trustee notifies the Company by registered mail. In the event that the trustee fails to notify the Company of the Default within five Business Days of the Default of, the Holders of at least 25 percent in aggregate Principal Amount of the Securities at the time outstanding notify, by registered mail, the Company and the Trustee of the Default and the Company shall be required to cure such Default within the time specified in clause (c) or clause (h) above, as applicable, after receipt of such Notice of Default.

16. No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Security.

18. Governing Law

     This Security shall be governed by and construed in accordance with the laws of the Province of Saskatchewan, as applied to contracts made and performed within the Province of Saskatchewan.

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto , ______whose address and social insurance number, if applicable, are set forth below, this Security (or $______ principal amount hereof*) of CAMECO CORPORATION standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Security and does hereby irrevocably authorize and direct the Trustee to transfer such Security in such register, with full power of substitution in the premises.

Dated:	Name of Transferee:

Address:

Social Insurance No. of Transferee
(if applicable):

     * If less than the full principal amount of the within Security is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Security in a non-integral multiple of 1,000 by reason of your having exercised a right to exchange, in which case such Security is transferable only in its entirety) to be transferred.

     1. The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Security in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

     2. The registered Holder of this Security is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Security.

Signature of Guarantor	Signature of Transferring Registered Owner

(Authorized Officer)

(Name of Institution)

NOTICE OF CONVERSION

TO: CAMECO CORPORATION

NOTE: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 5% Convertible Subordinated Debentures due October 1, 2013 bearing Certificate No.                     , irrevocably elects to convert such Securities (or $                                                             principal amount thereof*) in accordance with the terms of the Indenture referred to in such Securities and tenders herewith the Securities, and, if applicable, directs that the Common Shares of Cameco Corporation issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated	Registered Holder

(Signature)

*	If less than the full Principal Amount of the Securities, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:	Signature of Guarantor

Address:

(Authorized Officer)

(Name of Institution)

EXHIBIT B

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To: CIBC Mellon Trust Company, as registrar and transfer agent for the Securities of Cameco Corporation

The undersigned (a) acknowledges that the sale of the securities of Cameco Corporation (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) it is not an affiliate of the Company (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States, and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated:	By:

Name:

Title: